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                                                                Exhibit 4.1







                                PLANTRONICS, INC.

                        ANNUAL PROFIT SHARING/INDIVIDUAL

                                  SAVINGS PLAN









                      RESTATEMENT EFFECTIVE JULY 2, 1989






WILSON, SONSINI, GOODRICH & ROSATI
650 PAGE MILL ROAD
PALO ALTO, CA 94304-1050
(415) 493-9300
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                                TABLE OF CONTENTS

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I        INTRODUCTION...............................................................................................  1

II       DEFINITIONS................................................................................................  2
         2.1      Account or Accounts...............................................................................  2
         2.2      Act...............................................................................................  2
         2.3      Adjustment Factor.................................................................................  2
         2.4      Administrator or Plan Administrator...............................................................  2
         2.5      Beneficiary.......................................................................................  2
         2.6      Break in Service..................................................................................  2
         2.7      Code..............................................................................................  2
         2.8      Company...........................................................................................  2
         2.9      Compensation......................................................................................  3
         2.10     Contribution Percentage Amounts...................................................................  4
         2.11     Contributions.....................................................................................  4
         2.12     Controlled Group..................................................................................  4
         2.13     Days of Service...................................................................................  4
         2.14     Disability........................................................................................  4
         2.15     Early Retirement Date.............................................................................  4
         2.16     Effective Date....................................................................................  4
         2.17     Eligible Employee.................................................................................  5
         2.18     Employee..........................................................................................  5
         2.19     Employer..........................................................................................  5
         2.20     Employer Profit Sharing Contributions.............................................................  6
         2.21     Employer Matching Contributions...................................................................  6
         2.22     Employment Commencement Date......................................................................  6
         2.23     Entry Dates.......................................................................................  6
         2.24     ERISA.............................................................................................  6
         2.25     Family Member.....................................................................................  6
         2.26     Fiscal Year.......................................................................................  6
         2.27     Highly Compensated Employee.......................................................................  6
         2.28     Hour of Service...................................................................................  7
         2.29     Non-Highly Compensated Employee...................................................................  7
         2.30     Normal Retirement Date............................................................................  7
         2.31     Open Enrollment Date(s)...........................................................................  7
         2.32     Participant.......................................................................................  7
         2.33     Participating Employer............................................................................  7
         2.34     Period of Service.................................................................................  7
         2.35     Plan..............................................................................................  8
         2.36     Plan Year.........................................................................................  8
         2.37     Qualified Matching Contributions..................................................................  8
         2.38     Qualified Nonelective Contributions...............................................................  8
         2.39     Reemployment Commencement Date....................................................................  8
         2.40     Retirement........................................................................................  8
         2.41     Rollover Contribution.............................................................................  8
         2.42     Salary Reduction Contributions....................................................................  9
         2.43     Section 415 Compensation..........................................................................  9
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         2.44     Severance from Service or Severance from Service Date.............................................  9
         2.45     Spouse or Surviving Spouse........................................................................  9
         2.46     Trust.............................................................................................  9
         2.47     Trustee...........................................................................................  9
         2.48     Trust Fund........................................................................................  9
         2.49     Valuation Date.................................................................................... 10
         2.50     Year of Service................................................................................... 10
         2.51     Other Definitions................................................................................. 10

III      ELIGIBILITY................................................................................................ 12
         3.1      Participation..................................................................................... 12
         3.2      Reemployment...................................................................................... 12
         3.3      Change in Employment Status....................................................................... 12
         3.4      Election Not to Participate....................................................................... 12

IV       CONTRIBUTIONS.............................................................................................. 13
         4.1      Salary Reduction Contributions.................................................................... 13
         4.2      Employer Matching Contributions................................................................... 13
         4.3      Employer Profit Sharing Contributions............................................................. 13
         4.4      Qualified Nonelective Contributions............................................................... 16
         4.5      Limitations on Contributions...................................................................... 16
         4.6      Time and Manner of Payment of Contributions....................................................... 16
         4.7      Receipt of Assets from Plan of Former Employer.................................................... 16

V        ACCOUNTS AND ALLOCATIONS................................................................................... 18
         5.1      Participant's Accounts............................................................................ 18
         5.2      Allocation of Contributions....................................................................... 18
         5.3      Allocation of Earnings or Losses.................................................................. 18
         5.4      Section 415 Limitations........................................................................... 18
         5.5      Discrimination Testing of Salary Reduction Contributions.......................................... 22
         5.6      Distribution of Excess Salary Deferral Contributions.............................................. 27
         5.7      Discrimination Testing of Employer Matching Contributions......................................... 27
         5.8      Corrective Procedure when Discriminatory Matching Contributions are Made.......................... 29

VI       VESTING AND DISTRIBUTION OF ACCOUNTS....................................................................... 32
         6.1      Vested Interest................................................................................... 32
         6.2      Employer Profit Sharing Contributions Forfeitures................................................. 33
         6.3      Normal or Early Retirement........................................................................ 34
         6.4      Death Benefits.................................................................................... 34
         6.5      Termination of Employment......................................................................... 34
         6.6      Commencement of Distribution...................................................................... 34
         6.7      Direct Rollovers and Withholding.................................................................. 35
         6.8      Form of Benefit................................................................................... 36
         6.9      Minimum Distribution Requirements................................................................. 37
         6.10     Distribution or Transfer of Accounts On Plan Termination and Other Events......................... 41
         6.11     Distribution to Minor or Incompetent.............................................................. 42
         6.12     Location of Participant or Beneficiary Unknown.................................................... 42
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         6.13     Hardship Distribution............................................................................. 42
         6.14     Loans............................................................................................. 43
         6.15     Withdrawals at Age 59 1/2:........................................................................ 44

VII      TRANSFER OF QUARTERLY PLAN ACCOUNTS........................................................................ 45
         7.1      Applicability..................................................................................... 45
         7.2      Investment........................................................................................ 45
         7.3      Vesting........................................................................................... 45
         7.4      Withdrawals....................................................................................... 45
         7.5      Distribution...................................................................................... 45

VIII     SALE OF THE ASSETS OF PLANTRONICS FUTURECOMMS, INC. AND FREDERICK ELECTRONICS

         CORPORATION................................................................................................ 46
         8.1      Controlling Provisions............................................................................ 46
         8.2      Cessation of Qualified Participant Status......................................................... 46
         8.3      Vesting and Forfeiture............................................................................ 46
         8.4      Transfer of Accounts.............................................................................. 46

IX       ADMINISTRATION............................................................................................. 47
         9.1      Powers of the Administrator....................................................................... 47
         9.2      Domestic Relations Orders......................................................................... 48

X        LEAVES OF ABSENCE AND TRANSFERS............................................................................ 49
         10.1     Military Leave of Absence......................................................................... 49
         10.2     Other Leaves of Absence........................................................................... 49
         10.3     Transfers......................................................................................... 49

XI       TRUST PROVISIONS........................................................................................... 50

XII      FEES AND EXPENSES.......................................................................................... 51
         12.1     Expenses Paid by Participating Employers:......................................................... 51
         12.2     Additional Expenses:.............................................................................. 51

XIII     NECESSITY OF QUALIFICATION................................................................................. 52

XIV      AMENDMENT, TERMINATION OR MERGER........................................................................... 53
         14.1     Amendment or Termination.......................................................................... 53
         14.2     Termination of Plan............................................................................... 53
         14.3     Merger............................................................................................ 53

XV       ADOPTION OF PLAN BY RELATED ENTITIES....................................................................... 54
         15.1     Adoption of the Plan.............................................................................. 54
         15.2     Withdrawal........................................................................................ 54
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XVI      CLAIMS PROCEDURE........................................................................................... 55
         16.1     Right to File Claim............................................................................... 55
         16.2     Denial of Claim................................................................................... 55
         16.3     Claims Review Procedure........................................................................... 55

XVII     TOP-HEAVY PROVISIONS....................................................................................... 56
         17.1     Purpose........................................................................................... 56
         17.2     Definitions....................................................................................... 56
         17.3     Minimum Allocation................................................................................ 57

XVIII    MISCELLANEOUS.............................................................................................. 59
         18.1     Legal or Equitable Action......................................................................... 59
         18.2     Indemnification................................................................................... 59
         18.3     No Enlargement of Plan Rights..................................................................... 59
         18.4     No Enlargement of Employment Rights............................................................... 59
         18.5     Written Orders.................................................................................... 59
         18.6     No Release from Liability......................................................................... 59
         18.7     Discretionary Actions............................................................................. 59
         18.8     Headings.......................................................................................... 59
         18.9     Applicable Law.................................................................................... 59
         18.10    Non-Alienation of Benefits........................................................................ 59
         18.11    No Reversion...................................................................................... 60
         18.12    Notices........................................................................................... 60
         18.13    Conflict.......................................................................................... 60
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I        INTRODUCTION

         The Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan was originally adopted June 1, 1968. The Plan was restated effective June 3, 1984 and restated again effective April 1, 1985. Plantronics, Inc. now deems it appropriate to amend the Plan in its entirety by adopting this Restated Plan and Trust Agreement. The Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan (the "Plan") is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code") and is intended to include a qualified cash or deferred arrangement under Section 401(k) of the Code.



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II       DEFINITIONS

         For purposes of this Plan, the following definitions shall apply:

         2.1 ACCOUNT OR ACCOUNTS: A Participant's interest in the Trust Fund, consisting of the Participant's Salary Reduction Contributions Account, Employer Matching Contributions Account, Qualified Matching Contributions Account, Employer Profit Sharing Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, and such other Account(s) as the Administrator shall determine.

         2.2 ACT: The Employee Retirement Income Security Act of 1974, as amended.

         2.3 ADJUSTMENT FACTOR: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall provide.

         2.4      ADMINISTRATOR OR PLAN ADMINISTRATOR:  The Employer.

         2.5 BENEFICIARY: The person or entity who is to receive any benefits payable from the Plan on account of a Participant's death. If the Participant is married, the Beneficiary is the Participant's surviving spouse and no written designation is required. A Participant may designate a Beneficiary other than the Participant's spouse provided (i) the Participant's spouse consents in writing (on a form provided by the Administrator) to such designation and to the form thereof; (ii) such Beneficiary designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse); and
(iii) the spouse's consent acknowledges the effect of such Beneficiary designation and is witnessed by a Plan representative or a notary public. Such spousal consent shall not be required if it is established to the satisfaction of the Administrator that the consent required under the preceding sentence cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury or the Secretary's delegate may by regulations prescribe. If at the time of his or her death, the Participant has no surviving spouse or designated Beneficiary, the Beneficiary is the personal representative of the Participant's estate. A Participant's Beneficiary is bound by the terms of the Plan.

         2.6      BREAK IN SERVICE:

                  (a) A period of time commencing with an Employee's Severance from Service Date of at least twelve (12) consecutive months during which the Employee is not credited with any Service under Section 2.34. If an Employee is absent on account of maternity or paternity leave (as described below), or on account of an authorized leave of absence as described in Sections 10.1 and 10.2, the Employee will not be considered to have incurred a one year Break in Service for the first twelve consecutive month period in which he or she would otherwise have had a one year Break in Service.

                  (b) For purposes of paragraph (a) above, maternity or paternity leave means a period during which an Employee is absent because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) the Employee's caring for a child immediately after the birth or placement of the child.

         2.7      CODE:  The Internal Revenue Code of 1986, as amended.

         2.8      COMPANY:  Plantronics, Inc.

         2.9      COMPENSATION:

                  (a) For purposes of determining Salary Reduction Contributions and Employer Matching Contributions, Compensation means all of an Employee's W-2 Compensation paid by a Participating Employer to an Employee for services performed during the Plan Year. "W-2 Compensation" means wages as defined in
Section 3401(a)

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of the Code for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

                  (b) For purposes of allocating Employer Profit Sharing Contributions and forfeitures, Compensation shall be determined on the basis of the Employer's Fiscal Year and shall mean all current and direct base compensation paid or payable in cash by a Participating Employer to an Employee for services performed during the portion of the Plan Year that the Employee is a Participant in the Plan, and shall not include overtime, bonuses, sales commissions and other cash incentive payments subject to federal income tax withholding.

                  (c) Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

                  (d) For Plan Years beginning after December 31, 1988, the annual Compensation of each Employee taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000 (as adjusted by the Adjustment Factor). If Compensation is to be determined on a period of time that contains fewer than 12 calendar months, the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by 12. If Compensation for any prior determination period is taken into account in determining a Participant's allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

                  (e) For plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the annual compensation limit under the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93"). The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is in the number of months in the determination period, and the denominator of which is 12. For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                  (f) In determining the Compensation of a Participant for purposes of the foregoing dollar limitations, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted dollar limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

                  (g) For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Section , Compensation for a limitation year is the Compensation actually paid or made available during such limitation year.

         2.10 CONTRIBUTION PERCENTAGE AMOUNTS: The sum of Employer Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the test in Section 5.5(a) of the Plan) made


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under the Plan on behalf of the Participant for the Plan Year. Such Contribution
Percentage Amounts shall not include Employer Matching Contributions that are forfeited either to correct Excess Matching Contributions or because the Contributions to which they relate are Excess Salary Reduction Contributions, Excess 401(k) Contributions or Excess Matching Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Salary Reduction Contributions in the Contribution Percentage Amounts so long as the test in Section 5.5(a) of the Plan is met before the Salary Reduction Contributions are used in the test in
Section 5.7(a) of the Plan and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the test in Section 5.7(a) of the Plan.

         2.11 CONTRIBUTIONS: Salary Reduction Contributions, Employer Matching Contributions, Qualified Matching Contributions, Employer Profit Sharing Contributions, and Qualified Nonelective Contributions.

         2.12 CONTROLLED GROUP: The Employer and any entity required to be aggregated with the Employer under Sections 414(b), (c) or (m) of the Code.

         2.13 DAYS OF SERVICE: The total number of days in an Employee's service periods, whether or not such periods were completed consecutively. Days of Service shall also include the number of days in all severance periods, if any, in which:

                  (a) The Employee severs from service by reason of quit, discharge or Retirement, if the Employee performs an Hour of Service within twelve months of the date of such severance; provided that immediately prior to such quit, discharge or Retirement, the Employee was not absent from service; or

                  (b) Notwithstanding (a) above, the Employee severs from service by reason of quit, discharge or Retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, Retirement or death and the Employee then performs an Hour of Service within twelve months of the date on which the Employee was first absent from service.

         A Participant shall accrue one Year of Service for each 365 Days of Service (whether or not consecutive).

         2.14 DISABILITY: The inability of the Participant, as determined by the Administrator, to perform the customary duties of the Participant's employment for an indefinite, continuous period of time that the Administrator determines will be of long duration. The Administrator may require the participant to submit to a physical examination to determine the degree and permanence of the disability.

         2.15 EARLY RETIREMENT DATE: The date on which an Employee terminates employment on or after attaining age 55 and completing two (2) Years of Service.

         2.16 EFFECTIVE DATE: The Effective Date of the Plan is June 1, 1968. Except as otherwise provided herein, the Effective Date of this restatement is July 2, 1989; provided, however, that any provision of this Plan required as a result of the Tax Reform Act of 1986 or any subsequent legislation shall be effective as of the earliest date required by such legislation.

         2.17 ELIGIBLE EMPLOYEE: All Employees of a Participating Employer except:

                  (a) Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Treasury Regulations Section 1.410(b)-9. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer;


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
                  (b) Employees who are nonresident aliens and who receives no earned income (within the meaning of Section 911(b) of the Code) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

                  (c) Persons employed by a corporation or other business entity which is not a Participating Employer but which is merged or liquidated into, or whose assets are acquired by, a Participating Employer, unless the Board of Directors of the Participating Employer designates the employees of such corporation or other business entity, as the case may be, as Eligible Employees under the Plan pursuant to written resolutions adopted by the Board of Directors at any time prior to or after such liquidation, merger or asset acquisition; or

                  (d)      Leased Employees, as defined in Section 2.18.

         2.18 EMPLOYEE: Any person employed by the Employer other than as an independent contractor. The term Employee shall include any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("Leasing Organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer ("Leased Employee"). A Leased Employee shall not be considered an Employee of the Employer if both of the following conditions are met:

                  (a) such employee is covered by a money purchase pension plan providing:

                           (i) a non-integrated employer contribution rate of at
least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code;

                           (ii)     immediate participation; and

                           (iii)    full and immediate vesting.

                  (b) Leased Employees do not constitute more than 20% of the Employer's non-highly-compensated work force.

Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         2.19 EMPLOYER: The Company and any corporation which is a member of a controlled group of corporations (as defined under Section 414(b) of the Code as modified by Section 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined under Section 414(c) of the Code as modified by Section 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined under Section 414(m) of the Code) which includes the Company; and any other organization or entity which is required to be aggregated with the Company; pursuant to Section 414(o) of the Code.

         2.20 EMPLOYER PROFIT SHARING CONTRIBUTIONS: Employer contributions to the Trust other than Employer Matching Contributions and other than Employer contributions made pursuant to Participants' salary reduction elections.

         2.21 EMPLOYER MATCHING CONTRIBUTIONS: Employer contributions to the Trust made on account of Salary Reduction Contributions, but not including any contribution and/or allocation made to satisfy the minimum allocation requirements of Section 17.3.


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         2.22 EMPLOYMENT COMMENCEMENT DATE: The date on which an Employee first performs an Hour of Service for the Employer, within the meaning of 29 CFR
Section 2530.200b-2(a).

         2.23 ENTRY DATES: The first day of each fiscal quarter of the Company during a Plan Year.


         2.24 ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         2.25 FAMILY MEMBER: With respect to an Employee, any individual who is a spouse, lineal ascendent or descendant, or a spouse of a lineal ascendant or descendant of the Employee.

         2.26 FISCAL YEAR: The fiscal year of Plantronics, Inc. For the Plan Year beginning July 3, 1988, the Fiscal Year is the 39 week period ending April 1, 1989. Thereafter, the Fiscal Year is the 52/53 week period ending on the Saturday closest to March 31 of each year.

         2.27     HIGHLY COMPENSATED EMPLOYEE:

                  (a) Any Employee who at any time in the look-back year or the determination year was a 5% owner of the Employer (as defined in Section 416(i)(1)(B)(i) of the Code);

                  (b) Any Employee who, in the look-back year:

                           (i) Received Compensation of more than $75,000 (as
adjusted by the Adjustment Factor);

                           (ii) Was an officer and received Compensation of more
than 50% of the dollar limit in effect for that Plan Year under Section 415(b)(1)(A) of the Code; or

                           (iii) Received Compensation of more than $50,000 (as
adjusted by the Adjustment Factor) and was in the top-paid group;

                  (c) Any Employee not described in paragraph (b) above but who, in the determination year, (i) is described in clause (i), (ii) or (iii) of paragraph (b), and (ii) is among the 100 Employees who received the most Compensation from the Employer during the determination year; and

                  (d) Any former Employee who has separated from Service but who was a Highly Compensated Employee as described in paragraph (a), (b) or (c) above when he or she separated from Service or at any time after he or she attained age 55.

                  (e) For purposes of this Section:

                           (i) the determination year is the Plan Year for which
the determination of Highly Compensated Employees is being made;

                           (ii) the look-back year is the twelve month period
preceding the determination year;

                           (iii) the determination of who is a Highly
Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder;

                           (iv) employers aggregated under Sections 414(b), (c),
(m) or (o) of the Code are treated as a single employer;


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                           (v) if an employee is, during a determination year or
look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan Contributions or benefits equal to the sum of such Compensation and Contributions or benefits of the Family Member and 5% owner or top-ten Highly Compensated Employee;

                           (vi) Compensation shall be deemed to refer to Section
415 Compensation.

         2.28 HOUR OF SERVICE: Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties and for reasons other than the performance of duties.

         2.29 NON-HIGHLY COMPENSATED EMPLOYEE: An Employee who is neither a Highly Compensated Employee nor a Family Member with respect to a Highly Compensated Employee.

         2.30 NORMAL RETIREMENT DATE: A Participant's 65th birthday.

         2.31 OPEN ENROLLMENT DATE(S): Such date(s) as the Administrator shall designate as times when Participants may elect to change the percentage of their Salary Reduction Contributions, cease making or resume making Salary Reduction Contributions, or make changes in the investment of their Accounts.

         2.32 PARTICIPANT: An Employee or former Employee for whom an Account is maintained under the Plan.

         2.33 PARTICIPATING EMPLOYER: Plantronics, Inc. and any other corporation that is considered an Employer under Section 2.19 and that is authorized by the Board of Directors of Plantronics, Inc. to adopt the Plan pursuant to Article XV. The Participating Employers as of January 1, 1995 are listed in Schedule A attached to the Plan and made a part hereof.

         2.34 PERIOD OF SERVICE: An Employee's period of employment with the Employer, beginning with the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending with his or her Severance from Service Date. An Employee's Period of Service shall be determined without regard to whether he or she is a Participant or an eligible Employee during his or her Period of Service with the Employer and shall also include those periods which do not exceed 12 months during which the Employee is on a leave of absence, is disabled, is laid off, is on sick leave, or is on vacation or holiday. In addition, if an Employee ceases to be an Employee and then resumes Employee status within 12 consecutive months immediately following the date of such cessation, his or her Period of Service shall also include each day during the period following the time he or she ceases to be an Employee and ending with the day he or she again becomes an Employee. If an Employee is absent from service for any reason other than quit, discharge, Retirement, or death, and during the absence ceases to be an Employee, his or her Period of Service shall also include the period between the Employee's Severance from Service Date and the first anniversary of the date on which the Employee was first absent, if he or she again becomes an Employee before such first anniversary date. An Employee's Period of Service shall be expressed in years and portions of years and shall be measured in cumulative daily increments (including holidays, weekends, and other nonworking days) with 365 Days of Service equaling a Year of Service irrespective of whether this Year of Service was completed within a 12 consecutive month period. If the Employer is a member of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), a group of trades or businesses under common control (under Section 414(c) of the Code) or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Sections 414(n) or 414(o) of the Code to be considered an employee of any employer aggregated under Sections 414(b), (c) or (m) of the Code.

         2.35 PLAN: The Plantronics, Inc. Annual Profit Sharing/Individual Savings Plan and Trust Agreement, as amended.

         2.36 PLAN YEAR: For the Plan Year beginning July 3, 1988, the 52/53 week period ending July 1, 1989; for the Plan Year beginning July 2, 1989, the 39 week period ending on the last day of the Fiscal Year of Plantronics, Inc.; and for the Plan Year beginning April 1, 1990, and for each Plan Year thereafter, the 52/53 week period ending on the Saturday closest to March 31 of each year.

         2.37 QUALIFIED MATCHING CONTRIBUTIONS: Employer Matching Contributions under this Plan or any other plan of the Employer, as provided by regulations under the Code, treated as Salary Reduction Contributions for purposes of the tests of Section 5.5(a) of the Plan. The amount of Qualified Matching Contributions made under this Plan and taken into account as Salary Reduction Contributions for purposes of calculating the tests of Section 5.5(a) of the Plan, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Matching Contributions as are needed to meet the Actual Deferral Percentage test of Section 5.5(a) of the Plan.


         2.38 QUALIFIED NONELECTIVE CONTRIBUTIONS: Employer Profit Sharing Contributions under this Plan or any other plan of the Employer, as provided by regulations under the Code, treated as Salary Reduction Contributions for purposes of the test of Section 5.5(a) of the Plan, or as Matching Contributions for purposes of the test of Section 5.7(a) of the Plan.

                  (a) The amount of Qualified Nonelective Contributions made under this Plan and taken into account as Salary Reduction Contributions for purposes of calculating the tests of Section 5.5(a) of the Plan, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions as are needed to meet the Actual Deferral Percentage test of Section 5.5(a) of the Plan.

                  (b) The amount of Qualified Nonelective Contributions made under this Plan and taken into account as Contribution Percentage Amounts for purposes of calculating the tests of Section 5.7(a), subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions as are needed to meet the Average Actual Contribution Percentage test of Section 5.7(a) of the Plan. Notwithstanding the foregoing, Qualified Nonelective Contributions used in calculating the Actual Deferral Percentage test of Section 5.5(a) of the Plan may not be used in calculating the Average Actual Contribution Percentage test of Section 5.7(a) of the Plan.

         2.39 REEMPLOYMENT COMMENCEMENT DATE: The first date, following a Severance from Service, on which an Employee again performs an Hour of Service for the Employer.

         2.40 RETIREMENT: Termination of employment by an Employee following his or her Normal Retirement Date or Early Retirement Date.

         2.41 ROLLOVER CONTRIBUTION: A qualified Rollover Contribution as described in Section 4.7 hereof.

         2.42 SALARY REDUCTION CONTRIBUTIONS: Employer contributions to the Trust on behalf of Participants who have elected to make such contributions as described in Section 4.1 hereof. For purposes of the test under Section 5.7(a) of the Plan, the Employer may take into account and include as Contribution Percentage Amounts, Salary Reduction Contributions under this Plan or any other plan of the Employer, as provided by regulations. The amount of Salary Reduction Contributions made under the Plan and taken into account as Contribution Percentage Amounts for purposes of calculating the Average Actual Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Salary Reduction Contributions as are needed to meet the Average Actual Contribution Percentage test of Section 5.7(a) of the Plan; provided, however, that Salary Reduction Contributions used in calculating the Actual Deferral Percentage test of Section 5.5(a) of the Plan may not be used in calculating the Average Actual Contribution Percentage test of Section 5.7(a) of the Plan.

         2.43 SECTION 415 COMPENSATION: Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulations Section 1.62-2(c)), and excluding the following:

                  (a) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                  (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

         2.44 SEVERANCE FROM SERVICE OR SEVERANCE FROM SERVICE DATE: The first to occur of (i) the date on which an Employee terminates employment with the Employer because he or she quits, is discharged, dies or retires, or (ii) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, maternity or paternity leave, or layoff).

         2.45 SPOUSE OR SURVIVING SPOUSE: The spouse or surviving spouse of a Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

         2.46     TRUST:  The Trust established under Article XI of the Plan.

         2.47 TRUSTEE: CG Trust Company, or any successor or successors thereto, to act as Trustee of the Trust and to hold the Trust assets in accordance with
Article XI hereof.

         2.48     TRUST FUND:  The assets held by the Trustee under the Trust.

         2.49 VALUATION DATE: The last business day of each quarter of the Plan Year and such other date(s) as the Administrator may designate.

         2.50 YEAR OF SERVICE: A Period of Service equal to 365 Days of Service, whether or not consecutive.

         2.51 OTHER DEFINITIONS: In addition to the definitions contained in this Section , the following terms are defined in the Section listed:



               Section                              Term
               -------                                ----

                 5.1                         Excess Compensation

                                       Social Security Taxable Wage Base

               5.4                     Annual Additions
                                       Defined Benefit Fraction
                                       Defined Contribution Dollar Limitation
                                       Defined Contribution Fraction
                                       Excess Amount
                                       Highest Average Compensation
                                       Limitation Year
                                       Maximum Permissible Amount
                                       Projected Annual Benefit

               5.5                     Actual Deferral Percentage
                                       Average Actual Deferral Percentage
                                       Eligible Employee
                                       Excess 401(k) Contributions
                                       Maximum Deferral Percentage

               5.6                     Excess Salary Deferrals

               5.7                     Aggregate Limit
                                       Average Actual Contribution Percentage
                                       Contribution Percentage
                                       Eligible Participant
                                       Employee Contribution
                                       Excess Matching Contributions
                                       Maximum Matching Contribution Percentage

               6.7                     Direct Rollover
                                       Distributee
                                       Eligible Retirement Plan
                                       Eligible Rollover Distribution

               6.9                     Applicable Life Expectancy
                                       Designated Beneficiary
                                       Distribution Calendar Year
                                       Life Expectancy
                                       Participant's Benefit
                                       Required Beginning Date

               6.13                    Hardship

               7.2                     Alternate Payee
                                       Determination Period
                                       Determination Period Account
                                       Qualified Domestic Relations Order

               11.13                   Taxes

               17.2                    Determination Date
                                       Key Employee

                   Non-Key Employee

                                                  Permissive Aggregation Group
                                                  Required Aggregation Group
                                                  Top-Heavy Plan
                                                  Top-Heavy Ratio
                                                  Valuation Date

III      ELIGIBILITY

         3.1      PARTICIPATION:

                  (a) Each Eligible Employee becomes a Participant in the Plan on the first Entry Date following his or her completion of ninety (90) Days of Service, provided that he or she is an Eligible Employee on said Entry Date; otherwise the Employee shall become a Participant immediately on again becoming an Eligible Employee.

                  (b) Any Eligible Employee who is not currently making Salary Reduction Contributions may elect to begin making such contributions at any future Entry Date by filing the appropriate forms with the Administrator.

                  (c) An Eligible Employee who is making Salary Reduction Contributions may elect to discontinue such contributions, and any Eligible Employee who has discontinued making Salary Reduction Contributions may again elect to make such contributions, by filing an election with the Administrator on such forms and at such times as the Administrator shall specify. Any such election to discontinue or resume Salary Reduction Contributions shall be effective as of the next Open Enrollment Date (which shall be no later than the next Entry Date).

         3.2 REEMPLOYMENT: If an Eligible Employee who has completed ninety (90) Days of Service with the Employer terminates employment and is thereafter reemployed by the Employer as an Eligible Employee, the Employee will be eligible to participate in the Plan as of his or her Reemployment Commencement Date. If an Employee who has not completed ninety (90) Days of Service terminates employment with the Employer and is thereafter reemployed by the Employers as an Eligible Employee, the Employee will be eligible to participate in the Plan in accordance with the provisions of Section 3.1 above.

         3.3 CHANGE IN EMPLOYMENT STATUS: In the event a Participant ceases to be an Eligible Employee and therefore becomes ineligible to participate, such Employee will participate immediately upon again becoming an Eligible Employee. In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will immediately become a Participant, provided that the Employee has completed ninety (90) Days of Service, and if not, immediately upon completion of ninety (90) Days of Service.

         3.4 ELECTION NOT TO PARTICIPATE: Employees who would otherwise be eligible to participate in the Plan may elect not to participate in any contributions made pursuant to Section 4.3 of the Plan for any Plan Year by making such election in writing on such forms and at such times as the Administrator shall specify.

IV       CONTRIBUTIONS

         4.1      SALARY REDUCTION CONTRIBUTIONS:

                  (a) An eligible Employee may elect, in writing on a form prescribed by the Administrator, to have a portion of Compensation from each payroll period, from 2% to 15% of his or her Compensation, contributed to his or her Salary Reduction Contributions Account; provided, however, in no event shall the dollar amount for any taxable year exceed $7,000, as adjusted annually by the Adjustment Factor. A Participant may elect to increase, decrease or discontinue Salary Reduction Contributions effective as of the next Open Enrollment Date, by filing a new election with the Administrator in such a manner and at such times as the Administrator shall specify.

                  (b) For purposes of the Plan, and with respect to Salary Reduction Contributions on behalf of any Participant, such Salary Reduction Contributions must be allocated to the Participant's Salary Reduction Contributions Account as of a date within the Plan Year and must relate to Compensation that either (i) would have been received by the Participant in the Plan Year but for the Participant's election to defer it, or (ii) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

         4.2      EMPLOYER MATCHING CONTRIBUTIONS:

                  (a) Until such time as determined otherwise by resolution of the Board of Directors of Plantronics, Inc., each Participating Employer shall make Employer Matching Contributions for each Participant who is making Salary Reduction Contributions in an amount equal to 25% of the Participant's Salary Reduction Contributions on Salary Reduction Contributions up to 6% of the Participant's Compensation. Employer Matching Contributions which would otherwise be made on behalf of a Participant may be reduced to the extent necessary to comply with the limitations of Sections 4.4, 5.4, 5.5 and 5.7 of the Plan. Any amount that cannot be contributed to the Trust because of these limitations shall be retained by the Participating Employer, and the Participating Employer shall have no obligation to contribute such amount to the Trust.

                  (b) The Administrator may, in its discretion, elect to treat all or a portion of Employer Matching Contributions for a Plan Year as Qualified Matching Contributions for purposes of the tests of Section 5.5(a) of the Plan.

                  (c) For all purposes of the Plan, Employer Matching or Qualified Matching Contributions shall be subject to the distribution limitations of Article VI. Amounts allocated to a Participant's Employer Matching or Qualified Matching Contributions Account shall not be eligible for hardship distribution under Section 6.13 of the Plan.

         4.3      EMPLOYER PROFIT SHARING CONTRIBUTIONS:

                  (a)      Aggregate Contributions.

                           (i) For each Plan Year, the aggregate Employer Profit
Sharing Contribution to be made to the Plan by the Participating Employers shall be equal to ten percent (10%) of the Consolidated Pre-Tax Earnings of the Participating Employers for the Fiscal Year ending with or within such Plan Year, less the Quarterly Plan Offset for such Plan Year, and less the costs and expenses incurred in the administration of the Plan, to the extent not paid by the Participating Employers out of general assets pursuant to Section 12.1; provided, however, that for the Plan Year beginning July 2, 1989, the Employer Profit Sharing Contribution shall be determined with reference to the Plantronics, Inc. Fiscal Year ending March 31, 1990.

                           (ii) For Plan Years beginning on or after April 3,
1994, in addition to the items specified in (i) above, the Employer Profit Sharing Contribution will be reduced by the Cash Distribution Offset.

                  (b) Allocation. Each Participating Employer shall, out of its Pre-Tax Earnings for the Fiscal Year or out of its accumulated earnings and profits, make a contribution for each Plan Year equal to that portion of the aggregate Employer Profit Sharing Contribution required under (a) above which the Compensation paid or payable for the applicable Fiscal Year by the Participating Employer to each Qualified Participant under paragraph (f)(ii) below bears to the aggregate Compensation paid or payable for the applicable Fiscal Year to all such Qualified Participants. For purposes of this Section , the applicable Fiscal Year shall be the Fiscal Year that ends with or within the Plan Year for which such allocation occurs.

                  (c) Method of Allocation. Subject to the limitations of
Section 5.4, the aggregate Employer Profit Sharing Contributions of the Participating Employers for the Plan Year, together with the forfeitures incurred in such Plan Year, shall be allocated, as of the last day of the Plan Year, among the Employer Profit Sharing Contributions Accounts of Qualified Participants in the proportion which the Compensation paid or payable for the Fiscal Year to each such Qualified Participant bears to the aggregate Compensation paid or payable for the Fiscal Year to all such Qualified Participants. This means that the allocation for the Plan Year beginning July 2, 1989 and ending March 31, 1990 will be based on Compensation for the Fiscal Year beginning April 2, 1989 and ending March 31, 1990. For all subsequent Plan Years, the allocation will be based on Compensation for the twelve month period representing both the Plan Year and the Fiscal Year.

                  (d) Participating Employer Contribution. If any Participating Employer is prevented from making its allocable share of the required Employer Profit Sharing Contribution for any Plan Year because it has no Pre-Tax Earnings or because such Pre-Tax Earnings are less than the amount of the allocated Employer Profit Sharing Contribution, then one or more of the other Participating Employers as shall be designated by the Board of Directors of Plantronics, Inc. shall, out of their respective current Pre-Tax Earnings or accumulated earnings and profits, make a contribution on behalf of such Participating Employer in an amount equal to the portion of the contribution such Participating Employer is prevented from making. Under no circumstances, however, shall a Participating Employer be designated to make a contribution on behalf of another Participating Employer unless the Participating Employer so designated is a member of the affiliated group which includes the Participating Employer prevented from making the contribution (as determined in accordance with Section 1503 of the Code). If more than one Participating Employer is designated to make a contribution on behalf of another Participating Employer, the contribution shall be made by the Participating Employer in the proportion determined by the Board of Directors of Plantronics, Inc.

                  (e) Payment of Contributions. Each Participating Employer shall pay over its allocable share of the required Profit Sharing Contribution directly to the Trustee as soon as practicable after the close of the Plan Year. In no event, however, shall the Employer Profit Sharing Contribution be paid over to the Trustee later than the time prescribed for filing the Participating Employer's Federal income tax return (including extensions thereof) for the Fiscal Year with respect to which the contribution for the Plan Year is made.

                  (f) Definitions. For purposes of this Section, the following definitions shall apply:

                           (i) Cash Distribution Offset. For each Plan Year, the
aggregate Employer cash distribution made to eligible employees (other than pursuant to the Quarterly Plan) for the Employer's fiscal year relating to such Plan Year.

                           (ii) Consolidated Pre-Tax Earnings. For each Plan
Year, the amount determined as follows:

                                    (A) First, there shall be determined the
Pre-Tax Earnings (or pre-tax losses) of each Participating Employer. The Pre-Tax Earnings (or pre-tax losses) of any Participating Employer shall mean its earnings and profits (or losses) for the Plan Year as determined on the basis of its books of account in accordance with generally accepted accounting principles, subject, however, to the adjustments specified below:

                                            (1) There shall be deducted from the
Pre-Tax Earnings (or added to pre-tax losses) of such Participating Employer all expenses and charges for the Plan Year other than (I) the Participating Employer's estimated Federal and foreign income taxes, (II) items of loss or expense not taken into account pursuant to subparagraph (3) below, and (III) the Participating Employer's aggregate contributions (other than Salary Reduction Contributions) under this Plan and the Quarterly Plan.

                             (2) The Pre-Tax Earnings (or pre-tax losses) of all
foreign subsidiaries of such Participating Employer shall be included.


                             (3) The following items of income, gain, loss or
expense shall in no event be taken into account in the determination of Pre-Tax Earnings (or pre-tax losses):

                                   (I) all extraordinary items of income, gain,
loss or expense (as determined in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board) not incurred or realized by such Participating Employer in the usual course of business,

                                   (II) all gains or losses realized by such
Participating Employer upon the sale, exchange or other disposition of investment securities or investment property (including real estate), and

                                   (III) all gains or losses realized upon the
sale or other disposition of any land, facilities, plant or equipment used in the business of such Participating Employer; provided, however, that losses realized upon the sale or other disposition of assets incident to the phasing out of one or more product lines of such Participating Employer shall be taken into account in the determination of Pre-Tax Earnings (or pre-tax losses).

                         (B) Then, the Pre-Tax Earnings (or pre-tax losses) of
each Participating Employer shall be aggregated to determine the amount of the Consolidated Pre-Tax Earnings (if any) of the Participating Employers for the Plan Year.

                         (C) Notwithstanding anything to the contrary above,
Consolidated Pre-Tax Earnings shall be determined, with respect to each Plan Year, with reference to the Fiscal Year of Plantronics, Inc. The computation of Pre-Tax Earnings shall be determined without deducting interest expense, provided that the Board of Directors of Plantronics, Inc. may, in its discretion, reduce Pre-Tax Earnings by an operating interest reduction factor, intended to approximate the interest expense attributable to operating indebtedness of Plantronics, Inc.

                  (iii) Qualified Participant. A Participant who is credited with at least one Year of Service on the last day of the Plan Year and who is an Eligible Employee of a Participating Employer on the last day of such Plan Year. A Participant who terminates employment during the Plan Year because of Retirement, Disability or death shall be deemed to be employed on the last day of the Plan Year for purposes of this Section.

                         (A) Notwithstanding anything in this Section to the
contrary, a Participant shall be deemed to be a "Qualified Participant" if he or she terminated employment with a Participating Employer during such period by reason of Retirement, Disability or death. For the Plan Year beginning July 2, 1989, a Participant shall be deemed to be a "Qualified Participant" if he or she first performs an Hour of Service on or before July 2, 1989 and is either an Eligible Employee of a Participating Employer on the last day of such Plan Year, or has terminated employment with a Participating Employer during such Plan Year by reason of Retirement, Disability or death.

                         (B) Effective for the Plan Year beginning July 2, 1989,
all subsequent Plan Years, individuals who are or were Employees of Wilcom Products, Inc. or Kentrox Industries, Inc., shall no longer be Qualified Participants under the Plan.

                         (C) Effective as of June 26, 1992, for the Plan Year
beginning March 29, 1992 and all subsequent Plan Years, individuals who are or were employees of Plantronics Futurecomms, Inc. or Frederick Electronics Corporation, shall no longer be Qualified Participants under the Plan.

                             (iv) Quarterly Plan Offset. The aggregate
Participating Employer contributions made on behalf of Qualified Participants under this Plan to the Plantronics, Inc. Quarterly Profit Sharing Plan ("Quarterly Plan") for the four Plan quarters included within the Plan Year in question.

         4.4      QUALIFIED NONELECTIVE CONTRIBUTIONS:

                  (a) The Administrator may, in its discretion, elect to treat all or a portion of Employer Profit Sharing Contributions for a Plan Year as Qualified Nonelective Contributions for purposes of the tests of Section 5.5(a) and 5.7(a) of the Plan.

                  (b) Neither the Trustee nor any Participant shall have any right or duty to inquire into the amount of the Employer's Profit Sharing or Qualified Nonelective Contributions or the method used in determining the amount of the Employer's Profit Sharing or Qualified Nonelective Contributions. The Trustee shall be accountable only for funds actually received by the Trustee.

                  (c) For all purposes of the Plan, Employer Profit Sharing or Qualified Nonelective Contributions shall be subject to the distribution limitations of Article VI. Amounts allocated to a Participant's Profit Sharing or Qualified Nonelective Contributions Account shall not be eligible for hardship distribution under Section 6.13 of the Plan.

         4.5 LIMITATIONS ON CONTRIBUTIONS: The Employer Contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code. Notwithstanding the preceding sentence, to the extent necessary to provide Top Heavy minimum allocations, the Employer shall make Contributions, even if such Contributions exceed the amount deductible to the Employer under the provisions of Section 404 of the Code.

         4.6 TIME AND MANNER OF PAYMENT OF CONTRIBUTIONS: Contributions shall be paid to the Trustee on a regular basis determined by the Administrator; provided that, unless Treasury Regulations otherwise permit, all Salary Reduction Contri-butions, Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year must be paid to the Trustee no later than the end of the 12-month period immediately following the Plan Year to which such contributions relate.

         4.7      RECEIPT OF ASSETS FROM PLAN OF FORMER EMPLOYER:

                  (a) The Trustee may receive, with the consent of the Administrator, a transfer of assets previously held under a qualified plan for the benefit of an Employee; provided, however, that the Trustee may not receive a direct transfer of assets from a plan to which Section 401(a)(11) of the Code applies. Subject to the preceding sentence, the assets may be received directly from the trustee of a plan qualified under Section 401(a) of the Code, or they may be received from the Employee in accordance with Sections 402(c) or 408(d)(3) of the Code. Notwithstanding the foregoing, effective January 1, 1993, the Trustee may receive, with the consent of the Administrator, a transfer of assets previously held under a qualified plan for the benefit of an Employee in the form of a Direct Rollover (as defined in Section 6.7 below).

                  (b) The Administrator and the Trustee shall be fully protected in relying on data, representations, or other information provided by the Employee or by the trustee or custodian of a qualified plan or individual retirement account that transfers assets to it for the purpose of determining that the requirements of subsection (a) above have been satisfied.

                  (c) Amounts attributable to elective contributions (as defined in Treasury Regulations Section 1.401(k)-1(g)(3), including amounts treated as elective contributions which are transferred from another qualified plan in a plan-to-plan transfer, shall be subject to the distribution limitations provided for in Treasury Regulations Section 1.401(k)-1(d).

V        ACCOUNTS AND ALLOCATIONS

         5.1 PARTICIPANT'S ACCOUNTS: For each Participant, a separate Account shall be maintained for each of the following, and for the income, expenses, gains and losses attributable thereto:

                  (a) Salary Reduction Contributions. A Participant's Salary Reduction Contributions Account shall be credited with amounts attributable to Salary Reduction Contributions pursuant to Section 4.1.

                  (b) Employer Matching Contributions. A Participant's Employer Matching Contributions Account shall be credited with all amounts, if any, attributable to Employer Matching Contributions pursuant to Section 4.2.

                  (c) Qualified Matching Contributions. A Participant's Qualified Matching Contributions Account shall be credited with all amounts, if any, attributable to Qualified Matching Contributions.

                  (d) Employer Profit Sharing Contributions. A Participant's Employer Profit Sharing Contributions Account shall be credited with all amounts, if any, attributable to Employer Profit Sharing Contributions pursuant to Section 4.3.

                  (e) Qualified Nonelective Contributions. A Participant's Qualified Nonelective Contributions Account shall be credited with all amounts, if any, attributable to Qualified Nonelective Contributions. The Employer may, with respect to a Plan Year, allocate Qualified Nonelective Contributions to such Participants and in such a manner as it deems necessary or appropriate to satisfy the tests of Section 5.5(a) and 5.7(a).

                  (f) Rollover Contributions. A Participant's Rollover Contributions Account shall be credited with all amounts transferred to the Plan pursuant to Section 4.7.

                  (g) Such other Account or Accounts as the Administrator shall deem necessary or appropriate.

         5.2 ALLOCATION OF CONTRIBUTIONS: As of each Valuation Date, the Administrator shall allocate to the Accounts of each Participant the contributions made for his or her benefit since the preceding Valuation Date.

         5.3 ALLOCATION OF EARNINGS OR LOSSES: As of each Valuation Date, the Accounts of each Participant shall be adjusted to reflect income, gains, losses or expenses. Adjustments shall be made in such manner as the Administrator determines is fair and reasonable, provided that each Account shall generally share in the income, gains, losses or expenses associated with an asset of that Account in the proportion which the Account's investment in the asset bears to the total amount of the Trust Fund invested in such asset; provided, however, unless the Administrator elects otherwise, as of each Valuation Date, the net earnings or losses of the Trust Fund, including capital gains and losses whether or not realized, since the preceding Valuation Date shall be allocated to the Accounts of all Participants in accordance with the ratio which each Account of each Participant bears to the aggregate of all such Accounts. For purposes of this allocation, the Account balances of each Participant shall consist of the balances of all the investments of each of the Participant's Accounts as of the preceding Valuation Date adjusted by adding thereto one-half of the Contributions made to each such Account since such date and excluding therefrom all withdrawals since such date. Notwithstanding any of the foregoing, the allocation of earnings and losses, as herein provided, need not be made if the method used to account for the respective interest of each Participant is such that, in an equitable manner, it includes a revaluation at current market values of each such interest as of each Valuation Date, including, but not limited to, the Unit Method of accounting.

         5.4      SECTION 415 LIMITATIONS:

                  (a) (i) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined below, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                           (ii) Prior to determining the Participant's actual
Section 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                           (iii) As soon as is administratively feasible after
the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
Section 415 Compensation for the Limitation Year.

                           (iv) If, pursuant to paragraph (iii) above, or as a
result of (1) a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to any Participant under the limits of this Section, (2) an allocation of forfeitures, or (3) other facts and circumstances to which Regulations Section 1.415-6(b)(6) shall be applicable, there is an Excess Amount, such portion of the Excess Amount which consists of Salary Reduction Contributions and the earnings thereon will be distributed to the affected Participant. If, after such distribution of Salary Reduction Contributions and the earnings thereon to the Participant, an Excess Amount remains, the Excess Amount will be disposed of as follows:

                                      (A) If the Participant is covered by the
Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                                      (B) If the Participant is not covered by
the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                                      (C) If a suspense account is in existence
at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Contributions may be made to the Plan for that Limitation Year. Excess Amounts (other than Excess Amounts which consist of Salary Reduction Contributions and the earnings thereon) may not be distributed to Participants or former Participants. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

                  (b) (i) This Section applies if, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in
Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition, during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

                           (ii) Prior to determining the Participant's actual
Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph (a) of this Section.

                           (iii) As soon as is administratively feasible after
the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                           (iv) If, pursuant to paragraph (iii) above or as a
result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                           (v) If an Excess Amount was allocated to a
Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

                                 (A) the total Excess Amount allocated as of
such date, times

                                 (B) the ratio of (i) the Annual Additions
allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other defined contribution plans.

                           (vi) Any Excess Amount attributed to this Plan will
be disposed in the manner described in paragraph (a) (iv) above.

                  (c) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of paragraph (b) of this Section.

                  (d) Definitions.

                           (i) Annual Additions: The sum of the following
amounts credited to a Participant's Account for the Limitation Year are treated as Annual Additions:

                                  (A) Employer contributions;

                                  (B) Employee contributions;

                                  (C) forfeitures;

                                  (D) amounts allocated, after March 31, 1984,
to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer;

                                  (E) amounts derived from contributions paid or
accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer;

                                  (F) any Excess Amount applied under Sections
(a)(iv) or (b)(vi) in the Limitation Year to reduce Employer contributions.

                           (ii) Defined Benefit Fraction: A fraction, the
numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and
(d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

                           Notwithstanding the above, if the Participant was a
participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

                           (iii) Defined Contribution Dollar Limitation:
$30,000, as adjusted pursuant to Section 415(d)(1) of the Code.

                           (iv) Defined Contribution Fraction: A fraction, the
numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Section 415 Compensation for such year.

                           If the Employee was a Participant as of the end of
the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                           The Annual Addition for any Limitation Year beginning
before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

                           (v) Excess Amount: The amount of Annual Additions
which, if credited to a Participant's Account for a Limitation Year, would exceed the Maximum Permissible Amount.

                           (vi) Highest Average Compensation: The average
Section 415 Compensation for the three consecutive Years of Service with the Employer that produces the highest average.

                           (vii) Limitation Year: The Plan Year. All qualified
plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                           (viii) Maximum Permissible Amount: The maximum Annual
Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:


                                      (A) the Defined Contribution Dollar
Limitation, or

                                      (B) 25 percent of the Participant's
Section 415 Compensation for the Limitation Year. The Section 415 Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(1)(1) or 419A(d)(2) of the Code.

                           If a short Limitation Year is created because of an
amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12


                           (ix) Projected Annual Benefit: The annual retirement
benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of a plan assuming:

                                   (A) the Participant will continue employment
until normal retirement age under the plan (or current age, if later), and

                                   (B) the Participant's Section 415
Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

         5.5      DISCRIMINATION TESTING OF SALARY REDUCTION CONTRIBUTIONS:

                  (a) Actual Deferral Percentage. The anti-discrimination requirements of Section 401(k)(3) of the Code provide that in each Plan Year one of the following tests must be met:

                           (i) The Average Actual Deferral Percentage for
Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                           (ii) The Average Actual Deferral Percentage for
Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual

Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  (b)      Corrective Procedure.

                           (i) Correction of Excess 401(k) Contributions. The
Administrator shall have the responsibility for monitoring the Plan's compliance with the limitations of Section (a) above throughout the Plan Year. The Administrator shall maintain such records as are necessary to demonstrate compliance with this Section. The Administrator shall have the discretionary power to take any and all steps it deems necessary or appropriate to ensure compliance with those limitations, including, without limitation:

                                         (A) Restricting the amount of Salary
Reduction Contributions by Highly Compensated Employees and their Family
Members;

                                         (B) Pursuant to subsection (iv) below,
distributing Excess 401(k) Contributions to the Highly Compensated Employees and Family Members who made such contributions; and

                                         (C) Treating Employer Matching or
Profit Sharing Contributions, as the case may be, as Qualified Matching or Qualified Nonelective Contributions, respectively.

                           (ii) Leveling Method. The amount of Excess 401(k)
Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the following leveling method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to enable the Plan to satisfy the anti-discrimination test of Section 5.5(a) or to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. The procedure requires that contributions be reduced exclusively with respect to those Highly Compensated Employees who, together with their Family Members, received allocations of Employer Matching, Qualified Matching, Profit Sharing or Qualified Nonelective Contributions, or who made Salary Reduction Contributions, all of which when expressed as a percentage of their respective Compensation for the Plan Year, were in excess of the Maximum Deferral Percentage.

                                         (A) The Excess 401(k) Contributions of
the Highly Compensated Employee (and Family Members(s)) with the highest Actual Deferral Percentage shall be reduced; such reduction shall continue, as necessary, until such Employee's (Employees') Actual Deferral Percentage equal(s) those of the Highly Compensated Employee(s) with the second highest Actual Deferral Percentage(s).

                                         (B) Following the application of the
preceding paragraph (A), if it is still

necessary to reduce Highly Compensated Employees' (and their Family Members') Excess 401(k) Contributions, the contributions of (or allocations on behalf of, if applicable) Highly Compensated Employees (and Family Member(s)) with the highest and second highest Actual Deferral Percentages shall be reduced and the amounts shall be distributed, as necessary, until such Employees' Actual Deferral Percentage equal those of the Highly Compensated Employee(s) with the third highest Actual Deferral Percentage.

                                         (C) Following the application of
paragraph (B), if it is still necessary to reduce Highly Compensated Employees' (and their Family Members') Excess 401(k) Contributions, the procedure, the beginning of which is described in paragraphs (A) and (B), shall continue until no further reductions are necessary.

                                          (D) The determination and correction
of Excess 401(k) Contributions of a Highly Compensated Employee whose Actual Deferral Percentage is determined by aggregating contributions with Family Members in accordance with subsection (c)(i) shall be made under subsection
(c)(ii) below.

                  (iii) Character of Excess 401(k) Contributions. The Excess 401(k) Contributions of a Highly Compensated Employee or Family Member shall be deemed to consist of contributions and allocations as determined according to the following order of primacy:

                           (A) First, the Employee's Excess 401(k) Contributions
shall be deemed to consist of any Salary Reduction Contributions which exceed the highest rate or amount at which Salary Reduction Contributions are matched; provided, such contributions shall be offset by any Excess Salary Deferrals distributable to the Employee pursuant to Section 5.6 below.

                           (B) Second, the Employee's Excess 401(k)
Contributions shall be deemed to consist of (1) any Salary Reduction Contributions and (2) any Employer Matching and Qualified Matching Contributions, each in proportion to the Employee's total Salary Reduction Contributions and total Employer Matching and Qualified Matching Contributions for the Plan Year; provided, any Salary Reduction Contributions characterized as Excess 401(k) Contributions by this paragraph (B) shall be offset by any Excess Salary Deferrals distributable to the Employee pursuant to Section 5.6 below and not taken into account under paragraph (b)(iii)(A) above.


                           (C) Third, the Employee's Excess 401(k) Contributions
shall be deemed to consist of any allocations of Employer Profit Sharing and Qualified Nonelective Contributions.

                  (iv) Distribution of Excess 401(k) Contributions. If, pursuant to paragraph (b)(i)(B) above, the Administrator elects to distribute Excess 401(k) Contributions (increased by attributable income and decreased by attributable losses) to Highly Compensated Employees (and their Family Members), the Administrator shall make such distributions:

                           (A) On or before the date which falls 2-1/2 months
after the last day of the Plan Year for which such Excess 401(k) Contributions were made, to avoid liability for the federal excise tax (equal to 10% of the undistributed Excess 401(k) Contributions), which will be imposed on Excess 401(k) Contributions distributed after such date;

                           (B) In the event of a complete termination of the
Plan during the Plan Year in which there are Excess 401(k) Contributions, such distributions shall be made after the date of termination of the Plan and as soon as administratively feasible, but in no event later than the close of the twelve-month period immediately following such termination; and

                           (C) In any case, before the last day of the Plan Year
next following the Plan Year for which such Excess 401(k) Contributions were made.

                           (D) Excess 401(k) Contributions (including amounts
recharacterized) shall be treated as Annual Additions under the Plan.

                  (v) Adjustment for Income/Loss. After the Administrator has determined the aggregate amount and character of Excess 401(k) Contributions to be distributed to a given Highly Compensated Employee (and his or her Family Member(s)), the amount to be distributed shall be increased to reflect any attributable income, or decreased to reflect any attributable losses. Excess 401(k) Contributions shall be adjusted for any income or loss up to the end of the Plan Year for which such Excess 401(k) Contributions were made. The income or loss allocable to Excess 401(k) Contributions shall be calculated by the Plan Administrator using any reasonable method for computing the income or loss allocable to Excess 401(k) Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the plan for the Plan Year, and is used by the Plan Administrator for allocating income to Participants' Accounts.

                           (vi) Uniform Procedures. All actions taken by the
Administrator under this Section shall be pursuant to consistently applied procedures that do not arbitrarily discriminate in favor of those Highly Compensated Employees (and their Family Members) whose Actual Deferral Percentages are nearest to the Maximum Deferral Percentage.

                  (c)      Special Rules.

                           (i) Aggregation of Family Members. For purposes of
determining the Actual Deferral Percentage of a Participant who is five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Actual Deferral Percentage and Section 415 Compensation of such Participant shall include the Salary Deferral Contributions and Section 415 Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                           (ii) Corrective Procedure and Family Aggregation. The
determination and correction of Excess 401(k) Contributions of a Highly Compensated Employee whose Actual Deferral Percentage is determined by aggregating contributions with Family Members shall be made as follows: the Actual Deferral Percentage shall be reduced as required under subsection (b)(ii) above, and the Excess 401(k) Contributions for the aggregated group of Family Members shall be allocated among the Family Members in proportion to the Salary Deferral Contributions and Qualified Matching Contributions used pursuant to paragraph (b)(i)(C) above of each Family Member that are combined to determine the Actual Deferral Percentage.

                           (iii) Computation of Compensation. For purposes of
this Section, a Participant's Compensation for the entire Plan Year shall be included, whether or not he or she made Salary Reduction Contributions for the entire Plan Year.

                           (iv) Coordination with Distribution of Excess
Deferrals. After calculation of an amount to be distributed to a Participant pursuant to the procedures discussed in subsection (b)(iii) and (iv), if the Participant in question has also made Excess Salary Deferrals during the calendar year ended within or coincident with the Plan Year, the amount actually distributed to the Participant shall be adjusted to take into account such Excess Salary Deferrals pursuant to Section 5.6 below and any relevant regulations issued by the Secretary of the Treasury.

                           (v) Aggregation of Plans. For purposes of determining
whether a plan satisfies the Actual Deferral Percentage test in paragraph (a) of this Section 5.5, all elective contributions that are made under two or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(k) of the Code, the aggregate plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989 two or more plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                  (d) The Employer shall maintain records sufficient to demonstrate satisfaction of the test in Section 5.5(a) above and the amount, if any, of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                  (e) Definitions. For purposes of this Article, the following definitions shall apply:

                          (i)      Actual Deferral Percentage:

                                   (A) With respect to each Eligible Employee, a
percentage, calculated as the sum of the amount of (A) Salary Reduction Contributions, (B) Qualified Matching Contributions, and (C) Qualified Nonelective Contributions, made on behalf of such Eligible Employee for the Plan Year, divided by such Employee's W-2

Compensation (as defined in Section 2.9(a) above), plus salary reductions described in Section 2.9(c) above, for the Plan Year.

                                (B) The Actual Deferral Percentage for any
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions (and Qualified Nonelective or Qualified Matching Contributions, or both, if treated as Salary Reduction Contributions for purposes of the test under this Section 5.5, allocated to his or her Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Salary Reduction Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

                                (C) For purposes of computing Actual Deferral
Percentages, an Employee who would be a Participant but for the failure to make Salary Reduction Contributions shall be treated as a Participant on whose behalf no Salary Reduction Contributions are made.

                           (ii) Average Actual Deferral Percentage. The average
(expressed as a percentage) of the Actual Deferral Percentages for all Eligible Employees in the relevant group.

                           (iii) Eligible Employee: Any Employee of the Employer
who is otherwise authorized under the terms of the Plan to have Contributions allocated to the Employee's Account for the Plan Year.

                           (iv) Excess 401(k) Contributions: With respect to any
Plan Year, the excess of:

                                   (A) The aggregate amount of Employer
Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                                   (B) The maximum amount of such Contributions
permitted by the test in Section 5.5(a) of the Plan (determined by reducing Contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

                           (v) Maximum Deferral Percentage: The highest
permissible Actual Deferral Percentage for the Highly Compensated Employees who wish to ensure that they will make the highest possible amount of Salary Reduction Contributions. The Maximum Deferral Percentage shall be a percentage which shall not cause the Average Actual Deferral Percentage for Highly Compensated Employees to exceed the limitations described in Section 5.5(a) above. (To the extent required under Section 5.5(b), the Maximum Deferral Percentage shall be determined by reducing allocations made on behalf of and contributions made by Highly Compensated Employees in accordance with subsection
(b)(ii) above.

         5.6      DISTRIBUTION OF EXCESS SALARY DEFERRAL CONTRIBUTIONS:

                  (a) A Participant may assign to this Plan any Excess Salary Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing of the amount of the Excess Salary Deferrals to be assigned to the Plan on or before March 15 of the year following the Participant's taxable year in which the Excess Salary Deferrals were made.

                           "Salary Deferrals" shall mean any Employer
contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Salary Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under
Section 403(b) of the Code pursuant to a salary reduction agreement. Elective deferrals shall not include any deferrals properly distributed as excess annual additions.

                  "Excess Salary Deferrals" shall mean those Salary Deferrals that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Salary Deferrals for a taxable year exceed the dollar limitation under such Section of the Code. For purposes of Section 5.4, Excess Salary Deferrals shall be treated as Annual Additions under the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Salary Deferral Contributions that arise by taking into account only those Salary Deferral Contributions made to this Plan and any other plans of the Employer.

                  Notwithstanding any other provision of the Plan, Excess Salary Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Salary Deferrals were assigned for the preceding taxable year and who claims Excess Salary Deferrals for such taxable year.

                  (b) Determination of income or loss: Excess Salary Deferrals shall be adjusted for any income or loss up to the end of the Plan Year for which such Excess Salary Deferrals were made. The income or loss allocable to Excess Salary Deferrals shall be calculated by the Plan Administrator using any reasonable method for computing the income or loss allocable to Excess Salary Deferrals, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the plan for the Plan Year, and is used by the Plan Administrator for allocating income to Participants' Accounts.


         5.7      DISCRIMINATION TESTING OF EMPLOYER MATCHING CONTRIBUTIONS:

                  (a) Except as provided in subsection (b) below, for each Plan Year, Participant's allocations of Employer Matching Contributions for each Plan Year must satisfy one of the following tests:

                           (i) The Average Actual Contribution Percentage for
Eligible Employees who are Highly Compensated Employees shall not exceed the Average Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees multiplied by 1.25; or

                           (ii) The Average Actual Contribution Percentage for
Eligible Employees who are Highly Compensated Employees shall not be more than the lesser of (A) twice the Average Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees or (B) the Average Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees plus 2 percentage points.

                  (b)      Special Rules.

                           (i) Multiple Use: If one or more Highly Compensated
Employees participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage test maintained by the Employer and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Matching Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests. Multiple use does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly

Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Actual Contribution Percentage of the Non-Highly Compensated Employees.

                           (ii) For purposes of this Section, the Contribution
Percentage for any Participant who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in
Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

                           (iii) In the event that this Plan satisfies the
requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                           (iv) For purposes of determining the Contribution
Percentage of a Participant who is five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Section 415 Compensation of such Participant shall include the Contribution Percentage Amounts and Section 415 Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                           (v) For purposes of determining the Contribution
Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Employer Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                           (vi) The Employer shall maintain records sufficient
to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                           (vii) The determination and treatment of the
Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (c) Definitions. For purposes of this Article, the following definitions shall apply:

                           (i) Aggregate Limit: The sum of (A) 125 percent of
the greater of the Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year of the cash or deferred arrangement and (B) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in "(A)", above, and "greater" is substituted for "lesser" after "two plus the" in "(B)" if it would result in a larger Aggregate Limit.

                           (ii) Average Actual Contribution Percentage: The
average of the Contribution Percentages of the Eligible Participants in a group.

                           (iii) Contribution Percentage: The ratio (expressed
as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's W-2 Compensation (as defined in Section 2.9(a) above), plus salary reductions described in Section 2.9(c) above, for the Plan Year.

                           (iv) Eligible Participant: Any Employee who is
eligible to make an Employee Contribution, or any Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive Employer Matching Contributions (including forfeitures) or Qualified Matching Contributions. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

                           (v) Employee Contribution: Any contribution made to
the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                           (vi) Excess Matching Contributions: The portion of a
Highly Compensated Employee's allocations of Employer Matching Contributions which causes the Employee's Actual Contribution Percentage to exceed the Maximum Matching Contribution Percentage.

                           (vii) Maximum Matching Contribution Percentage: The
highest permissible Actual Contribution Percentage for the Highly Compensated Employees who wish to ensure that the highest possible aggregate allocation of Employer Matching Contributions are made to their respective Accounts. The Maximum Matching Contribution Percentage shall be a percentage which will not cause the Average Actual Contribution Percentage for Highly Compensated Employees to exceed the applicable limitations discussed in Section 5.7(a) above. To the extent required pursuant to the provisions of Section 5.8 below, the Maximum Matching Contribution Percentage shall be determined by reducing allocations made on behalf of and contributions made by, Highly Compensated Employees in order of their respective Actual Contribution Percentages beginning with the highest such percentage.

         5.8 CORRECTIVE PROCEDURE WHEN DISCRIMINATORY MATCHING CONTRIBUTIONS ARE MADE:

                  (a) The Administrator shall have responsibility of monitoring the Plan's compliance with the limitations of the preceding Section throughout the Plan Year. The Administrator shall have the discretionary power to take any and all steps it deems necessary or appropriate to ensure compliance with those limitations, including, without limitation:

                           (i) pursuant to subsection (c) below, distributing
vested Excess Matching Contributions to the Eligible Employees who are Highly Compensated Employees and Family Members who received such allocations;

                           (ii) treating as amounts to be reallocated pursuant
to subsection (d) below, the portion of Excess Matching Contributions which consists of unvested allocations of Employer Matching Contributions to the Employer Matching Contribution Accounts of Eligible Employees who are Highly Compensated Employees and their Family Members; and

                           (iii) limiting the amount of Employer Matching
Contributions allocated to the Employer Matching Contribution Accounts of Eligible Employees who are Highly Compensated Employees and their Family Members.

                  (b) Notwithstanding any other provisions in this Plan, if, pursuant to subsection (a)(i) or (ii) above, the Administrator elects to distribute or reallocate Excess Matching Contributions (increased by attributable income and decreased by attributable losses), the Administrator shall take such action(s) (i) on or before the date which falls 2-1/2 months after the last day of the Plan Year for which such Excess Matching Contributions were made, if the Employer wishes to avoid liability for the federal excise tax (equal to 10% of undistributed and unreallocated Excess Matching Contributions), which will be imposed on Excess Matching Contributions distributed or reallocated after such date, and (ii) in any case, before the last day of the Plan Year next following the Plan Year for which such contributions were made.

                  (c) Distributions and/or reallocations of Excess Matching Contributions shall be made according to the procedure discussed below. The procedure requires that allocations and contributions be reduced (and amounts be distributed or reallocated) exclusively with respect to those Employees who are Highly Compensated Employees who, together with their Family Members, received allocations of Employer Matching Contributions which, when expressed as a percentage of their respective Section 415 Compensations for the Plan Year, were in excess of the Maximum Matching Contribution Percentage.

                           (i) The allocations of Employer Matching
Contributions of the Highly Compensated Employee(s) (and Family Member(s)) with the highest percentage contribution(s) shall be reduced first; such reduction shall continue, as necessary, until such individual's (individuals') contribution percentage(s) equal(s) those of the individual(s) with the second highest percentage contribution percentage(s).

                           (ii) Following the application of paragraph (i), if
it is still necessary to reduce Highly Compensated Employees' (and their Family Members') allocations of Employer Matching Contributions, the contributions of Highly Compensated Employees with the highest and second highest contribution percentages shall be reduced, as necessary, until such individuals' contribution percentages equal those of the individual(s) with the third highest contribution percentage.

                           (iii) Following the application of paragraph (ii), if
it is still necessary to reduce Highly Compensated Employees' (and their Family Members') allocations of Employer Matching Contributions, the procedure, the beginning of which is outlined in paragraphs (i) and (ii), shall continue until such time as no further reductions are necessary.

                           (iv) The determination and correction of Excess
Matching Contributions of a Highly Compensated Employee whose Actual Contribution Percentage is determined by aggregating contributions with Family Members shall be made as follows: the Actual Contribution Percentage shall be reduced as required under subsections (i)-(iii) above, and the Excess Matching Contributions for the aggregated group of Family Members shall be allocated among the Family Members in proportion to the Employer Matching Contributions and Qualified Nonelective Contributions used pursuant to Section 5.7(b) of each Family Member that are combined to determine the Actual Contribution Percentage.

                           (v) The Excess Matching Contributions of a Highly
Compensated Employee or Family Member shall be deemed to consist of allocations and contributions as determined according to the following order:

                                   (A) First, the Employee's Excess Matching
Contributions shall be deemed to consist of any Excess Salary Deferrals which both are distributable to the Employee pursuant to Section 5.6 above and were used to satisfy the Section 5.7(a) nondiscrimination tests pursuant to Section 5.7(b) above.

                                   (B) Second, the Employee's Excess Matching
Contributions shall be deemed to consist of any Employer Matching Contributions used to satisfy the Section 5.7(a) tests in proportion to the Employee's Employer Matching Contributions used to satisfy the Section 5.7(a) test for the Plan Year.

                                   (C) Third, the Employee's Excess Matching
Contributions shall be deemed to consist of any allocations of Employer Profit Sharing Contributions which were characterized as Qualified Nonelective Contributions and used to satisfy the Section 5.7(a) nondiscrimination tests pursuant to Section 5.7(b) above.

                           (vi) After the Administrator has determined the
aggregate amount, and character, of Excess Matching Contributions to be distributed to, or in the case of nonvested Employer Matching Contributions, reallocated from, the Account of a given Highly Compensated Employee or Family Member, the amount to be distributed or reallocated shall be increased to reflect any attributable income, or decreased to reflect any attributable losses. The attributable income or loss to be distributed or reallocated shall be calculated by the Plan Administrator using any reasonable method for computing the income or loss allocable to Excess Matching Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the plan for the Plan Year, and is used by the Plan Administrator for allocating income to Participants' Accounts.

                           (vii) After calculation of an amount to be
distributed and/or reallocated to an Employee pursuant to the procedure discussed in paragraphs (i) through (vi), if the Employee in question has also made Excess Salary Deferrals during the calendar year ended within or coincident with the Plan Year, any Salary Reduction Contributions scheduled to be distributed to the Employee shall be adjusted to take into account any Excess Salary Deferrals deemed to be Excess Matching Contributions pursuant to paragraph (v) above and any relevant regulations issued by the Secretary of the Treasury.

                  (d) After the procedure outlined in subsection (c) is completed, all amounts of Excess Matching Contributions other than unvested allocations of Employer Matching Contributions shall be distributed to the respective Highly Compensated Employees and Family Members to whose Accounts the Excess Matching Contributions were made.

                           (i) Forfeitable Employer Matching Contributions shall
be reallocated from the Employer Matching Contributions Account(s) of the relevant Highly Compensated Employee(s) or Family Member(s) as additional Employer Profit Sharing Contributions pursuant to Section 4.3.

                  (e) All actions taken by the Administrator under this Section shall be pursuant to consistently applied procedures which do not arbitrarily discriminate in favor of those Highly Compensated Employees whose contribution percentages are nearest to the Maximum Matching Contribution Percentage.

                  (f) Any amount distributed to a Highly Compensated Employee or Family Member pursuant to this Section shall not be subject to any of the consent rules for Participants and spouses contained in Article VI below. Similarly, any such distribution will not make the Employee liable for the federal taxes applicable to early withdrawals (Section 72(t) of the Code) and excess distributions (Section 4981A of the Code).

VI      VESTING AND DISTRIBUTION OF ACCOUNTS

        6.1    VESTED INTEREST:

               (a) A Participant's interest in his or her Salary Reduction Contributions Account, Matching Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Quarterly Plan Account and Rollover Contributions Account under this Plan shall be at all times fully vested and nonforfeitable. A Participant's interest in his or her Employer Profit Sharing Contributions Account shall be fully vested and nonforfeitable at the Participant's Normal Retirement Date or Early Retirement Date, on the Participant's death or Disability, upon termination of the Plan, and otherwise as follows:

                      (i) For Plan Years ending on or before April 2, 1994, Employer Profit Sharing Contributions shall vest as follows:


                      Years of Service                           Percent Vested
                      ----------------                           --------------

                      Less than 1 year                                    0%
                             1 year                                      20%
                             2 years                                     40%
                             3 years                                     60%
                             4 years                                     80%
                      5 years or more                                   100%

                      (ii) For Plan Years beginning on or after April 3, 1994, Employer Profit Sharing Contributions shall vest as follows:


                      Years of Service                           Percent Vested
                      ----------------                           --------------

                      Less than 1 year                                    0%
                             1 year                                      50%
                             2 years                                    100%

               (b) For purposes of the above vesting schedules, the crediting of service shall be subject to the following rules:

                      (i) If a Participant who has voluntarily terminated or has been discharged returns to employment and is credited with an Hour of Service on or before incurring a Break in Service, the Participant will receive credit for the time elapsed during that absence.

                      (ii) If a Participant is absent for a reason other than termination or discharge and then voluntarily terminates or is discharged, the date on which the Participant must first be credited with an Hour of Service to receive credit for the time elapsed during that absence is the first anniversary of the first day of absence.

                      (iii) If a Participant has a Break in Service of five (5) years or more, then service after such Break in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Participant's Account balance which accrued prior to such Break in Service.

                      (iv) If a Participant has less than one (1) Year of Service, service prior to a Break in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Participant's Account balance if the period of severance equals or exceeds the Participant's service before such period of severance.

               (c) If the applicable vesting schedule in paragraph (a) is later amended to provide less rapid vesting, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant (i) who has completed three Years of Service with the Employer and (ii) whose Account(s) would have vested more rapidly prior to the amendment, may irrevocably elect during the election period to have the nonforfeitable percentage of his or her Accounts calculated without regard to such amendment. For purposes of this Section, the election period shall begin the date the amendment is adopted, and shall end on the date 60 days after the later of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of the amendment by the Employer or the Administrator.

        6.2    EMPLOYER PROFIT SHARING CONTRIBUTIONS FORFEITURES:

               (a) If an Employee incurs a Severance from Service, and the value of the Employee's vested Account balance is not greater than $3,500, the Employee will receive a lump sum distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a forfeiture as of the last day of the Plan Year in which the Severance from Service occurred. For purposes of this Section, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance.

               (b) If an Employee incurs a Severance from Service, and elects, in accordance with the requirements of Section 6.7, to receive the value of the Employee's vested Account balance, the nonvested portion will be treated as a forfeiture as of the last day of the Plan Year in which the Severance from Service occurred.

               (c) If an Employee receives a distribution pursuant to this Section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the Participant's Reemployment Commencement Date, or the date the Participant incurs 5 consecutive Breaks in Service following the date of the distribution.

                      (i) If an Employee is deemed to receive a distribution pursuant to this Section, and the Employee resumes employment covered under this Plan before the date the Participant incurs 5 consecutive Breaks in Service, upon the Employee's Reemployment Commencement Date, the
Employer-derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

                      (ii) Restoration will first be made out of any unallocated forfeitures and, if such forfeitures are insufficient to restore the Employee's Account, the Participating Employer which last employed the Employee shall contribute an additional amount necessary to restore such Account. If such a restoration is made, the restored amount shall be maintained as a separate Account, and the vested portion of such Account from time to time shall equal an amount ("X") determined by the following formula:

                         X = P (AB + (R x D)) - (R x D)

For purposes of applying such formula: "P" is the vested percentage at the relevant time, "AB" is the account balance at the relevant time; "D" is the amount previously distributed to the Participant upon his or her termination of employment; and "R" is the ratio of the account balance at the relevant time to the amount of the account balance which was restored. If an amount is restored to an Employee under this Section, a separate Account shall be maintained for allocations made after his or her reemployment and vesting with respect to such Account shall be in accordance with the provisions of Section 6.1.

               (d) If an Employee incurs a Severance from Service, the value of the Employee's vested Account Balance derived from Employer and Employee contributions is greater than $3,500, and the Employee does not elect, in accordance with the requirements of Sections 6.7 and 6.8, to receive the value of the Employee's vested Account balance, the nonvested portion of the Employee's Account will be treated as a forfeiture as of the last day of the Plan Year in which the Employee incurs five consecutive Breaks in Service.

               (e) Any amounts forfeited pursuant to this Section, or pursuant to Section 5.8, shall be first used to restore any accounts pursuant to paragraph (c) above, and any remaining amounts allocated as additional Employer Profit Sharing Contributions pursuant to Section 4.3.

         6.3 NORMAL OR EARLY RETIREMENT: A Participant may retire as of the first day of any month coinciding with or following his or her Normal Retirement Date or Early Retirement Date. The Participant's Accounts shall be distributed in accordance with Sections 6.6 - 6.8 below.

         6.4 DEATH BENEFITS: If a Participant or former Participant dies before the entire vested balance of his or her Accounts has been distributed, the vested balance in his or her Accounts will be paid to the Participant's Beneficiary in accordance with Sections 6.6 - 6.8 below.

         6.5 TERMINATION OF EMPLOYMENT: Following a Participant's Severance from Service, the Participant's Accounts shall be valued as soon as practicable in accordance with the Administrator's customary procedures, and distributed in accordance with Sections 6.6 - 6.8 of the Plan.

         6.6   COMMENCEMENT OF DISTRIBUTION:

               (a) Subject to Sections (b) and (c) and Sections 6.7 and 6.8 below, the Accounts of a Participant who incurs a Severance from Service shall be distributed at a date designated by the Administrator, which designation (except as provided below) shall be made in a uniform and nondiscriminatory manner and shall be as soon as practicable, based on the Valuation Date immediately preceding the Participant's Severance from Service Date. If, at the date of distribution, the Participant's Accounts exceed (or at the time of any prior distribution exceeded) $3,500, the Participant (or, where the Participant is deceased, the Participant's Spouse) must consent in writing to the distribution before it may be made. If the Participant or, where applicable, the Participant's Spouse does not consent in writing to the distribution, the Participant's Accounts will be held in the Trust Fund until the earlier of (i) the Participant's death, or (ii) the Participant's Normal Retirement Date. If a Participant's consent to a distribution is required hereunder, then the Administrator shall provide the Participant (or, if applicable, the Participant's Spouse) with a notice of the right to elect immediate distribution or the right to defer distribution until the Participant's Normal Retirement Date. A retired, disabled, deceased or terminated Participant's Accounts shall be increased by any Contributions that are allocated to the Participant's Accounts after the Valuation Date.

               (b) Unless the Participant elects otherwise, distributions to a Participant must commence no later than 60 days following the close of the Plan Year in which occurs the latest of:

                      (i) The date the Participant attains age 65;

                      (ii) The 10th anniversary of the date on which the Participant first commences participation in the Plan; or

                      (iii) The date on which the Participant incurs a Severance from Service.

        Notwithstanding the foregoing, the failure of a Participant (and, where applicable, the Participant's Spouse) to consent to a distribution while a benefit is immediately distributable within the meaning of this Section, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

               (c) Notwithstanding the foregoing, only the Participant need consent to the distribution of an Account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

               (d) Notwithstanding anything to the contrary herein, the balance in each Participant's Accounts must begin to be distributed not later than the April 1 following the calendar year in which the Participant reaches age 70 1/2.

         6.7   DIRECT ROLLOVERS AND WITHHOLDING:

               (a) Effective Date: The provisions of this Section shall apply to all distributions from the Plan made on or after January 1, 1993.

               (b) General Rule: If the Distributee of any Eligible Rollover Distribution elects to have the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, and specifies the Eligible Retirement Plan to which the Eligible Rollover Distribution is to be paid, then the Eligible Rollover Distribution will be paid to that Eligible Retirement Plan in a Direct Rollover.

               (c) Waiver of 30 Day Notice Requirement: If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)- 11(c) of the Regulations is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and
(2) the Participant, after receiving the notice, affirmatively elects a distribution.

               (d) Definitions: For purposes of this Section , the following definitions shall apply:

                      (i) Direct Rollover: An Eligible Rollover Distribution paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

                      (ii) Distributee: An Employee, surviving spouse of a deceased employee, or a spouse entitled to payment under a Qualified Domestic Relations Order.

                      (iii) Eligible Retirement Plan:

                                    (A) With respect to any Distributee, an
individual retirement account described in Section 408(a) of the Code.

                                    (B) With respect to a Distributee who is an
Employee or a spouse or former spouse of an Employee who is an Alternate Payee under a Qualified Domestic Relations Order as defined in Section 9.2 below, an Eligible Retirement Plan shall also mean an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code or an annuity plan described in
Section 403(a) of the Code.

                      (iv) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

               (e) If a Participant does not elect to have an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan, or in the case of any distribution which is not an Eligible Rollover Distribution, the Plan Committee shall direct the Trustee as to any required withholding.

         6.8 FORM OF BENEFIT:

               (a) For all Participant Accounts which exceed (or at the time of any prior distribution exceeded) $3,500, the Participant or the Participant's Beneficiary must choose one of the following methods of distribution:

                      (i) A lump sum payment; or

                      (ii) Equal, or nearly equal, at least annual installments over a term certain extending not beyond the normal life expectancies of the Participant and his or her Beneficiary.

               (b) If the Participant or his or her Beneficiary chooses the installment method of distribution, the following shall apply:

                      (i) If the Participant dies before the completion of installment payments, any balance in the Participant's Accounts shall be paid to his or her Beneficiary as provided in Section 6.4. If a Beneficiary who is receiving payments dies, any remaining balance of the Account shall be paid to the personal representative of the Beneficiary's estate. When establishing the terms of installment payments, at the time payments begin, the present value of the payments projected to be paid to the Participant, based on his or her life expectancy, must be more than 50% of the present value of the payments projected to be paid to the Participant and his or her Beneficiary, based on their life expectancies.

                      (ii) As of any subsequent Valuation Date, the Administrator, with the consent of the Participant, may cause the amount then credited to the Accounts of the Participant to be paid in a lump sum.

                      (iii) The following rules apply to payments after a Participant's death:

                                    (A) Distribution Beginning Before Death. If
a Participant dies after payments have begun, then his or her remaining vested Account balances, if any, must be distributed to his or her Beneficiary at least as rapidly as under the method of distribution elected by the Participant;

                                    (B) Distribution Beginning After Death.

                                            (I) If the Participant dies before
distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (aa) or
(bb) below:

                                                   (aa) if any portion of the
Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                                                   (bb) if the designated
Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (aa) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                                            If the Participant has not made an
election pursuant to this paragraph (I) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section , or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                            (II) For purposes of paragraph (I)
above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of paragraph (I), with the exception of paragraph (bb) therein, shall be applied as if the Surviving Spouse were the Participant.

                                            (III) For the purposes of this
Section , distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (II) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to paragraph (I) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

               (c) Notwithstanding anything herein to the contrary, if the Participant (or, if applicable, the Beneficiary) signed a written distribution prior to January 1, 1984, the Committee must distribute the Participant's vested Accounts in accordance with that designation. This paragraph does not apply to a pre-1984 distribution designation, and the Committee will not comply with that designation, if any of the following applies: (i) the method of distribution would have disqualified the Plan under Section 401(a)(9) of the Code as in effect on December 31, 1983; (ii) the Participant did not have a vested Account as of December 31, 1983; (iii) the distribution designation does not specify the timing and form of the distribution and the Beneficiaries (in order of priority); (iv) the substitution of a Beneficiary modifies the payment period of the distribution; or (v) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received, if the distribution designation had not been in effect. The Committee will apply this paragraph (c) to rollovers and transfers in accordance with Part J of the Treasury Regulations relating to Section 401(a)(9) of the Code.

         6.9 MINIMUM DISTRIBUTION REQUIREMENTS:

               (a)    General Rules.

                      (i) The requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

                      (ii) All distributions required under this Section shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

               (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

               (c) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                      (i) the life of the Participant,

                      (ii) the life of the Participant and a designated Beneficiary,

                      (iii) a period certain not extending beyond the life expectancy of the Participant, or

                      (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

               (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                      (i) Individual Account.

                                    (A) If a Participant's benefit is to be
distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                                    (B) For calendar years beginning before
January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                                    (C) For calendar years beginning after
December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in paragraph (A) above as the relevant divisor without regard to proposed regulations Section 1.401(a)(9)-2.

                                    (D) The minimum distribution required for
the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                      (ii) Other Forms. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of
Section 401(a)(9) of the Code and the proposed regulations thereunder. Any annuity contract distributed from this Plan must be nontransferable.

               (e) Definitions: For purposes of this Section, the following definitions shall apply:

                      (i) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                      (ii) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the proposed regulations thereunder.

                      (iii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 401(a)(9) of the Code.

                      (iv) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations. Unless otherwise elected by the Participant (or Spouse in the case of distributions which begin following the Participant's death and in which the Spouse is named as the designated Beneficiary) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                      (v) Participant's Benefit.

                                    (A) The Account balance as of the last
Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                                    (B) Exception for second distribution
calendar year. For purposes of paragraph (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                      (vi) Required Beginning Date.

                                    (A) General Rule. The required beginning
date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                                    (B) Transitional Rules. The required
beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (I) or (II) below:

                                            (I) Non-5-percent Owners. The
required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of Retirement or attainment of age 70 1/2 occurs.

                                            (II) 5-percent Owners. The required
beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                                   (aa) the calendar year in
which the Participant attains age 70 1/2, or

                                                   (bb) the earlier of the
calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                                            The required beginning date of a
Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                                    (C) 5-percent Owner. A Participant is
treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                                    (D) Once distributions have begun to a
5-percent owner under this Section , they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

               (f) Transitional Rule

                      (i) Notwithstanding the other requirements of this article and subject to the requirements of Sections 6.6 - 6.8, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                                    (A) The distribution by the Trust is one
which would not have disqualified such Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                                    (B) The distribution is in accordance with a
method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                                    (C) Such designation was in writing, was
signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                                    (D) The Employee had accrued a benefit under
the Plan as of December 31, 1983.

                                    (E) The method of distribution designated by
the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                      (ii) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                      (iii) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements in paragraphs (f) (i) (A) and (E) of this Section.

                      (iv) If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one Plan to another Plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

         6.10 DISTRIBUTION OR TRANSFER OF ACCOUNTS ON PLAN TERMINATION AND OTHER
EVENTS:


               (a) Subject to Section 6.8, and Section 6.7 (for any distributions or transfers on or after January 1, 1993), Participant's Accounts shall be distributed to the Participant, the Participant's Beneficiary, or to the Trustee or custodian of an eligible retirement plan (as defined in Section 402(a)(5)(E)(iv) of the Code, as soon as administratively feasible following:

                      (i) The termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan (as defined in Section 408(k) of the Code.)

                      (ii) The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in the trade or business of the Employer if the Employer continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

                      (iii) The disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), if the Employer continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

                      (iv) Receipt of written instructions to transfer Accounts from the Participant, the Participant's Beneficiary or the Employer, as the case may be.

               (b) All distributions that may be made pursuant to one or more of the distributable events in (i) through (iii) in paragraph (a) above, are subject to the Spousal and Participant consent requirements (if applicable) contained in Sections 411(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988 that are triggered by items (i) through (iii) in paragraph
(a) above must be made in a lump sum.

        6.11   DISTRIBUTION TO MINOR OR INCOMPETENT:

               (a) In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary resides, or to a custodian for such Beneficiary under the Uniform Transfer to Minors Act, if permitted by the laws of the state in which the Beneficiary resides. Payment to the legal guardian, parent or custodian of a minor Beneficiary shall fully discharge the Trustee, Administrator and Plan from further liability on account thereof.

               (b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified conservator or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person determined by the Administrator to have incurred expense for the person otherwise entitled to payment. Distribution under this Section shall be in the discretion of the Administrator, and the Administrator shall not be compelled to make any distribution under this Section.

        6.12 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN: If a Participant who is entitled to a distribution cannot be located and the Administrator has made reasonable efforts to locate the Participant, the Participant's interest shall be forfeited and allocated with Employer Profit Sharing Contributions pursuant to Section 4.3 for the Plan Year during which the forfeiture occurs. The Administrator will be deemed to have made reasonable efforts to locate the Participant if the Administrator is unable to locate the Participant (or, in the case of a deceased Participant, his or her Beneficiary) after having made two successive certified or similar mailings to the last address on file with the Administrator. The Participant's Account(s) shall be forfeited as of the last day of the Plan Year in which occurs the close of the 12 consecutive calendar month period following the last of the two successive mailings. If the Participant or Beneficiary makes a written claim for the Account(s) subsequent to the forfeiture, the Employer shall cause the Account(s) to be reinstated.

        6.13   HARDSHIP DISTRIBUTION:

               (a) Subject to the limitations of subsection (d) below, the Trustee shall, upon the direction of the Administrator, make a distribution from a Participant's Salary Reduction Contributions Account, Employer Matching Contributions Account or Rollover Contributions Account upon hardship of the Participant. A Participant shall be entitled to a hardship distribution only if the distribution is both (i) made on account of an immediate and heavy financial need of the Participant, and (ii) is necessary to satisfy such financial need, determined in accordance with objective, nondiscretionary standards established by the Administrator.

               (b) An immediate and heavy financial need shall be deemed to include, the following:

                      (i) Expenses incurred or necessary for medical care described in Section 213(d) of the Code for the Participant, his or her Spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

                      (ii) Cost (excluding mortgage payments) relating to the purchase of a principal residence for the Participant;

                      (iii) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his or her Spouse, children, or dependents; or

                      (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

               (c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need if the Administrator relies on the Participant's representation that the need cannot be relieved:

                      (i) Through reimbursement or compensation by insurance or otherwise;

                      (ii) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself increase the amount of the need;

                      (iii) By cessation of Salary Reduction Contributions under the Plan; or

                      (iv) By other distributions or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

               (d) Aggregate hardship distributions to a Participant pursuant to this Section shall not exceed aggregate Salary Reduction Contributions, Employer Matching Contributions and Rollover Contributions allocated to the Participant's Salary Reduction Contributions Account, Employer Matching Contributions Account and Rollover Contributions Account; however, in the discretion of the Administrator, on a non-discriminatory basis, aggregate hardship distributions may include earnings accrued (i) in the Participant's Employer Matching Contributions Account and Rollover Contributions Account, and (ii) prior to the end of the last Plan Year ending before July 1, 1989 in the Participant's Salary Reduction Contributions Account.

        6.14   LOANS:

               (a) The Administrator may authorize a loan or loans to currently employed Participants, or parties in interest (as defined in ERISA) of the Plan who are Participants or Beneficiaries, provided that such loans:

                      (i) are available to all such Participants and Beneficiaries on a reasonably equivalent basis;


                      (ii) are not made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Employees;

                      (iii) bear a reasonable rate of interest;

                      (iv) are adequately secured; and

                      (v) no loan shall exceed the present value of the Participant's or Beneficiary's vested accrued benefit.

               (b) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

               (c) All such loans shall be available to Participants and Beneficiaries without regard to any individual's race, color, religion, sex, age or national origin. All such loans shall further be subject to ERISA, the Code, the regulations and rulings thereunder, and to such terms and conditions not inconsistent therewith (and subject to this Section ) as the Administrator shall determine pursuant to uniform policies and guidelines adopted by the Administrator. Such policies and guidelines shall be in writing and (i) may be amended by the Administrator from time to time (ii) shall be communicated to all affected Participants and Beneficiaries, and (iii) shall be deemed a part of this Plan.

        6.15 WITHDRAWALS AT AGE 59 1/2: A Participant may withdraw all or a part of the Participant's Salary Reduction Contributions Account, Qualified Matching Contributions Account, Employer Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Account, and the vested portion of his or her Employer Profit Sharing Contributions Account, at any time subsequent to attainment of age 59 1/2; provided that the Administrator may impose uniform and nondiscriminatory procedures and limitations on Participants' withdrawal rights under this Section 6.15, which procedures and limitations shall be communicated to Participants from time to time.

VII     TRANSFER OF QUARTERLY PLAN ACCOUNTS

        7.1 APPLICABILITY. The provisions of this Article shall be applicable to the outstanding accounts maintained for each Participant under the Quarterly Plan at the time of its conversion into a cash only profit sharing plan. All the individual accounts maintained for a Participant under the Quarterly Plan have been consolidated into one account and this consolidated account, less the previously unwithdrawn balance of the Participant's voluntary contributions to the Quarterly Plan (which has been distributed to the Participant in the form of a cash payment), has been transferred to this Plan and is maintained as a separate account for such Participant. This account has been designated the Participant's Quarterly Plan Account, and the investment, distribution and withdrawal rights of the Participant with respect to his or her Quarterly Plan Account shall be governed by the specific provisions of this Article.

         7.2 INVESTMENT.

               (a) The Quarterly Plan Account of each Participant shall be invested in accordance with the provisions of Sections 10.3 and 10.6 of the Plan.

               (b) The Participant may no longer direct the investment of his or her Quarterly Plan Account in shares of Plantronics, Inc. common stock. However, any Plantronics, Inc. common stock held in the Participant's Quarterly Plan Account at the time of its transfer to this Plan in accordance with Section 7.1 shall be retained until such time as the Participant notifies the Administrator in writing, on such form and in such manner as may be determined by the Administrator, that he or she elects to have the shares of Plantronics, Inc. common stock held in his or her Quarterly Plan Account sold and the proceeds reinvested in accordance with the investment election in effect for the Participant at that time under Section 10.6.

         7.3 VESTING. The Participant shall at all times have a fully-vested and non-forfeitable right to his or her Quarterly Plan Account.

         7.4 WITHDRAWALS.

               (a) Should a Participant establish to the satisfaction of the Administrator that a withdrawal from his or her Quarterly Plan Account is required to meet an unusual or special situation in his or her financial affairs, then the Administrator may, in accordance with a uniform and non-discriminatory policy, direct the Trustee to permit the Participant to withdraw all or any part of the balance then credited to the Participant's Quarterly Plan Account. The decision of the Administrator shall specify the maximum withdrawal permitted, if any, and shall be final and binding on all interested persons.

               (b) Any Participant wishing to make a withdrawal pursuant to Section (a) above shall file a written request for withdrawal with the Administrator on the form prescribed for such purpose by the Administrator. The withdrawal request shall be granted only if the Administrator determines that the conditions for the withdrawal have been satisfied. All approved withdrawals shall be effected in the form of a lump sum distribution.

        7.5 DISTRIBUTION. The Participant's Quarterly Plan Account shall, to the extent not previously withdrawn under Section 7.4, be distributed to the Participant or his or her Beneficiary at such time and in such manner following the Employee's Severance from Service as is provided in Sections 6.6 - 6.8 for the distribution of all the other Accounts maintained for the Participant under the Plan.

VIII SALE OF THE ASSETS OF PLANTRONICS FUTURECOMMS, INC. AND FREDERICK ELECTRONICS CORPORATION

        8.1 CONTROLLING PROVISIONS. The provisions of this Article shall govern the rights and benefits to which those Members who are or were Employees of Plantronics Futurecomms, Inc. ("PFI") and Frederick Electronics Corporation ("FEC") are Participants under the Plan. To the extent the provisions of this Article conflict or are otherwise in variance with any other terms and provisions of the Plan, the express provisions of this Article shall be controlling.

        8.2 CESSATION OF QUALIFIED PARTICIPANT STATUS. Effective as of June 26, 1992, each Participant who is or was an Employee of PFI or FEC as of such date shall cease to be a Qualified Participant for purposes of the Salary Reduction Contributions made to the Plan pursuant to the provisions of Section 4.1. Accordingly, any Salary Reduction Contribution election in effect for such Participant under Section 4.1 shall terminate and cease to be effective as of June 26, 1992, or such other date as specified by the Board of Directors of Plantronics, Inc., and no further Salary Reduction Contributions shall be allocated to the Salary Reduction Contributions Account of such Participant . Employer Matching Contributions shall be made for each Participant on all Salary Reduction Contributions made until termination of his or her Salary Reduction Contribution election pursuant to this Section.

        8.3 VESTING AND FORFEITURE. Each Participant who is or was an Employee of PFI or FEC as of June 26, 1992 shall, effective as of such date, become 100% vested in the unvested portion of his or her Employer Profit Sharing Contribution Account, if any, including (without limitation) the portion of the Employer Profit Sharing Contribution and forfeitures allocated to such Account for the Plan Year ending March 28, 1992.

        8.4 TRANSFER OF ACCOUNTS.

               (a) The Accounts of each Participant who is or was an Employee of PFI or FEC as of June 26, 1992 shall be transferred directly to the trustee of the qualified retirement plan maintained by SFA, Inc. and/or SFA/Datacomms, Inc. as soon as feasible following June 26, 1992.

               (b) Until such time as the Accounts of such Participant are transferred in accordance with this Section, the Accounts shall continue to share in the earnings, gains and losses of the Trust Fund. The allocation of such investment experience to the Accounts shall be made in accordance with the provisions of Section 5.3.

               (c) Should the Participant die prior to completion of the transfer pursuant to paragraph (a) above, his or her Accounts, or any portion remaining, shall be distributed to his or her Beneficiary in accordance with
Section 6.4.

IX      ADMINISTRATION

        9.1    POWERS OF THE ADMINISTRATOR:

               (a) The Administrator shall file all reports and distribute to Participants and Beneficiaries reports and other information required under ERISA.

               (b) The Administrator shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions and shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                      (i) Discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility and the amount, manner and time of payment of any benefits hereunder;

                      (ii) To prescribe procedures to be followed by Employees in filing applications for benefits;

                      (iii) To make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing;

                      (iv) To request and receive from Employees such information as necessary for the proper administration of the Plan, including but not limited to, such information as the Administrator may reasonably require to determine each Participant's eligibility to participate in the Plan and the benefits payable to each Participant upon his or her death, Retirement or termination of employment;

                      (v) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

                      (vi) To direct the Trustee as to the method in which and persons to whom Plan assets will be distributed.

               (c) The Administrator may adopt such rules, regulations and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan, and all rules and decisions of the Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. Any rule or decision that is not inconsistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Administrator that is within its authority, except as otherwise provided herein. When making a determination or calculation, the Administrator shall be entitled to rely upon information furnished by the Employer or anyone acting on behalf of the Employer.

               (d) The Administrator shall have the power to (i) establish a funding policy; (ii) select alternative investment funds; (iii) receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee; and (iv) appoint or employ one or more Investment Managers (as defined in Section 3(38) of the Act) to manage any part or all of the assets of the Plan for which the Administrator has investment discretion.

               (e) The Administrator may appoint one or more persons to act as a Plan committee to discharge the duties of the Administrator under the Plan. A person shall not be ineligible to be a member of the committee because he or she is or may be a Participant in the Plan. The Employer from time to time may increase or decrease the number of members of the committee. The committee and each of its members shall be named fiduciaries with respect to the Plan, and shall be indemnified by the Employer against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan.

        9.2    DOMESTIC RELATIONS ORDERS:

               (a) If the Trustee or the Administrator receives a domestic relations order that purports to require the payment of a Participant's benefits to a person other than the Participant, the Administrator shall take the following steps:

                      (i) If benefits are in pay status, the Administrator shall direct the Trustee to segregate and hold in a Determination Period Account the amounts that will be payable to the Alternate Payees with respect to the Determination Period if the order is a Qualified Domestic Relations Order.

                      (ii) The Administrator shall promptly notify the named Participant and any Alternate Payees of the receipt of the domestic relations order and of the Administrator's procedures for determining if the order is a Qualified Domestic Relations Order.

                      (iii) The Administrator shall determine whether the order is a Qualified Domestic Relations Order under the provisions of Section 414(p) of the Code.

                      (iv) The Administrator shall notify the named Participant and any Alternate Payees of its determination as to whether the order meets the requirements of a Qualified Domestic Relations Order.

               (b) If, within 18 months of receipt of the domestic relations order, the order is determined to be a Qualified Domestic Relations Order, the Administrator shall direct the Trustee to pay the Determination Period Account to the persons entitled to receive the Account pursuant to the order.

               (c) If, within 18 months of receipt of the domestic relations order, (i) the order is determined not to be a Qualified Domestic Relations Order or (ii) the issue as to whether the order is a Qualified Domestic Relations Order has not been resolved, the Administrator shall direct the Trustee to pay the amounts held in the Determination Period Account to the Participant or other person who would have been entitled to such amounts if there had been no order.

               (d) If an order is determined to be a Qualified Domestic Relations Order after the end of the 18-month period, the determination shall be applied prospectively only.

               (e) For purposes of this Section, the following definitions shall apply:

                      (i) Alternate Payee: Any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

                      (ii) Determination Period: The period of up to 18 months during which the Administrator shall determine the qualified status of a domestic relations order.

                      (iii) Determination Period Account: A segregated account established by the Trustee at the direction of the Administrator, in which amounts which may be payable to an Alternate Payee shall be held. A Determination Period Account shall be held in an interest-bearing account and credited with earnings of that account.

                      (iv) Qualified Domestic Relations Order: Any domestic relations order or judgment that meets the requirements set forth in Section 414(p) of the Code.

X       LEAVES OF ABSENCE AND TRANSFERS

        10.1 MILITARY LEAVE OF ABSENCE: So long as the Uniformed Services Employment and Reemployment Rights Act of 1994, or any similar law, shall remain in force, providing for re-employment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of the Participant's service in the military credited to his or her service under the Plan; provided that upon such Employee being discharged from the military service of the United States the Employee applies for reemployment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, re-employment rights, as provided by the Uniformed Services Employment and Reemployment Rights Act of 1994, or any similar law from time to time in force.

        10.2 OTHER LEAVES OF ABSENCE: For all purposes of this Plan, an Employee on an Employer-approved leave of absence not described in Section 10.1 above shall be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

        10.3   TRANSFERS:

               (a) In the event that:

                      (i) a Participant is transferred to employment with a member of the Controlled Group which has not adopted the Plan or to employment with the Employer in a status other than as an Employee; or

                      (ii) a person is transferred from employment with a member of the Controlled Group which has not adopted the Plan or from other employment with the Employer in a status other than Employee to employment with the Employer under circumstances making such person an Employee; or

                      (iii) a person was employed by a member of the Controlled Group which has not adopted the Plan, terminated his or her employment and was subsequently employed by the Employer as an Employee;

               (b) then the following provisions shall apply:

                      (i) transfer to employment (A) with a member of the Controlled Group which has not adopted the Plan or (B) with the Employer not as an Employee, shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

                      (ii) any employment with a member of the Controlled Group which has not adopted the Plan or with the Employer not as an Employee will be deemed to be employment by the Employer;

                      (iii) no amounts earned from a member of the Controlled Group at a time when it has not adopted the Plan or from the Employer not as an Employee shall constitute Compensation hereunder;

                      (iv) termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with the Company or another member of the Controlled Group) shall be considered as termination of employment with the Employer;

                      (v) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.

XI      TRUST PROVISIONS


        Contributions made to the Plan and all other Plan assets shall be held in trust under a Trust Agreement entered into between the Company and the Trustee. Such Trust Agreement shall be incorporated herein by reference and shall be considered a part of the Plan.

XII     FEES AND EXPENSES

        12.1 EXPENSES PAID BY PARTICIPATING EMPLOYERS: Not less than 50% of the reasonable fees and expenses of the Administrator or the Trustee incurred in the performance of their duties hereunder or under the Trust shall be paid by the Participating Employers out of their respective general assets, in such proportion as the Board of Directors of Plantronics, Inc. shall determine. Participating Employers may, in their discretion, decide to pay more than 50% of such fees and expenses for one or more Plan Years, but any such determination shall be effective only for the Plan Year or Years for which it is made and shall not be binding on the Participating Employers with respect to any other Plan Years.

        12.2 ADDITIONAL EXPENSES: Any fees and expenses not paid by the Participating Employers under Section 12.1 above shall be borne by the Plan and shall accordingly be deducted from the aggregate Employer Profit Sharing Contributions allocable for such Plan Year to Participants' Accounts in accordance with Section 4.3.

XIII    NECESSITY OF QUALIFICATION

        This Plan is established with the intent that it shall qualify under
Section 401(a) of the Code as that Section exists at the time the Plan is established. If the Plan as adopted by the Employer fails to attain or retain such qualification, the Employer shall promptly either amend the Plan under
Section 401(b) of the Code so that it does qualify, or direct the Trustee to terminate the Trust, and distribute all the assets of the Trust, and the Plan and Trust shall be considered to be rescinded and of no force and effect.

XIV     AMENDMENT, TERMINATION OR MERGER

        14.1 AMENDMENT OR TERMINATION: The Employer may amend, suspend or terminate this Plan at any time by resolution adopted by a majority of its Board of Directors (if a partnership, by a majority of its partners, or, if a sole proprietorship, by the sole proprietor). The form of any proper amendment of the Plan shall be a written instrument signed by a duly authorized officer of the Employer (if a partnership, by a duly authorized partner, or if a sole proprietorship, by the sole proprietor). The Employer shall give written notice of any such action to the Trustee, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby, nor may any amendment directly or indirectly deprive a Participant of such Participant's rights to benefits. No amendment to the Plan shall be effective to the extent that it would have the effect of decreasing any Participant's Accounts or would otherwise violate Section 411(d)(6) of the Code.

        14.2 TERMINATION OF PLAN: The Upon termination or partial termination of the Plan or complete discontinuance of Employer Contributions under it, the Accounts of each affected Participant will be nonforfeitable. The Administrator shall distribute each Participant's Accounts to the Participant pursuant to Sections 6.6 - 6.8 as soon as is practicable after the termination.

        14.3 MERGER: Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Section 401(a) of the Code or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that (if this Plan had then terminated), the requirements of Section 14.1 hereof would be satisfied and each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

XV      ADOPTION OF PLAN BY RELATED ENTITIES

        15.1 ADOPTION OF THE PLAN: An entity which is a member of the Controlled Group may adopt the Plan for its Employees with the approval of the Company. An entity that becomes a party to the Plan pursuant to this Section shall promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan.

        15.2 WITHDRAWAL: A entity which adopts the Plan pursuant to Section 15.1 may withdraw from the Plan at any time by giving advance notice in writing of its intention to withdraw to the Company and to the Plan Committee. Upon the receipt of notice of any such withdrawal, the Plan Committee shall certify to the Trustee the equitable share of the withdrawing entity in the Trust Fund, and the Trustee shall thereupon set aside from the Trust Fund such securities and other property as it shall, in its sole discretion, deem to be equal in value to the entity's equitable share. If the Plan is to be terminated with respect to the entity, the amount set aside shall be administered according to Article XI. If the Plan is not to be terminated with respect to the entity, the Trustee shall turn over the entity's equitable share to a trustee designated by the entity, and the securities and other property shall thereafter be held and invested as a separate trust of the entity and shall be used and applied according to the terms of a new trust agreement between the entity and the trustee so designated. Neither the segregation of the Trust Fund assets upon the withdrawal of an entity nor the execution of a new trust agreement shall operate to permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, former Participants and Beneficiaries.

XVI     CLAIMS PROCEDURE

        16.1 RIGHT TO FILE CLAIM: Every Participant or Beneficiary of a Participant shall be entitled to file with the Administrator a claim for benefits under the Plan. The claim must be in writing.

        16.2 DENIAL OF CLAIM: If the claim is denied by the Administrator, in whole or in part, the claimant shall be furnished within 90 days after the Administrator's receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of claim containing the following:

               (a) Specific reason or reasons for denial;

               (b) Specific reference to pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

               (d) An explanation of the claims review procedure.

        16.3   CLAIMS REVIEW PROCEDURE:

               (a) Review may be requested at any time within 90 days following the date the claimant received written notice of the denial of his or her claim. For purposes of this Section , any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him or her. The Administrator shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

                      (i) Permit the claimant to review any documents that are pertinent to the claim;

                      (ii) Permit the claimant to submit to the Administrator issues and comments in writing; and

                      (iii) Afford the claimant an opportunity to meet with a representative of the Administrator as a part of the review procedure.

               (b) The decision on review by the Administrator shall be in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Administrator determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Administrator is based.

XVII    TOP-HEAVY PROVISIONS

        17.1 PURPOSE: This Article is intended to insure that the Plan complies with Section 416 of the Code. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section will supersede any conflicting provision in the Plan.

         17.2 DEFINITIONS: For purposes of this Article, the following definitions shall apply:

               (a) Determination Date: For any Plan year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

               (b) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's annual Section 415 Compensation exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, (ii) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Section 415 Compensation exceeds 100% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code, (iii) a 5% owner of the Employer, or (iv) a 1% owner of the Employer who has an annual Section 415 Compensation of more than $150,000. For purposes of this Section , the determination of Section 415 Compensation shall be based only on Section 415 Compensation which is actually paid and shall be made by including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or
Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. Determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

               (c) Non-Key Employee: Any Employee who is not a Key Employee, including Employees who are former Key Employees.

               (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

               (e) Required Aggregation Group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

               (f) Top-Heavy Plan: This Plan is Top-Heavy if for any Plan Year any of the following conditions exists:

                      (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                      (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                      (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

               (g) Top-Heavy Ratio:

                      (i) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

                      (ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with
Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                      (iii) For purposes of (i) and (ii) above the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a participant
(1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                             The accrued benefit of a Participant other than a
Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
Section 411(b)(1)(C) of the Code.

               (h) Valuation Date: The Plan Year-End as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

        17.3   MINIMUM ALLOCATION:

               (a) Except as otherwise provided in paragraphs (b) and (c) below, in any Plan Year in which this Plan is Top-Heavy, Employer Profit Sharing Contributions and forfeitures allocated to the Accounts of each Participant who is a Non-Key Employee, shall be not less than the lesser of (i) 3% of the Non-Key Employee's Section 415 Compensation, or

(ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Contributions and forfeitures (if applicable), as a percentage of the first $150,000 of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum contribution shall be made even though, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or
(iii) Compensation less than a stated amount.

               (b) The provisions in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

               (c) The provisions in paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in those plan(s) that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan(s).

               (d) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

XVIII   MISCELLANEOUS

        18.1 LEGAL OR EQUITABLE ACTION: If any legal or equitable action with respect to the Plan is brought by or maintained against any person, and the results of such action are adverse to that person, attorney's fees and all other costs to the Employer, the Administrator or the Trust of defending or bringing such action shall be charged against the interest, if any, of such person under the Plan.

        18.2 INDEMNIFICATION: The Employer indemnifies and holds harmless the Plan Administrator, all members of the Plan committee, if any, and the Trustee from and against any and all liabilities, demands, claims, losses, taxes, expenses, including reasonable attorney's fees, both direct and indirect, arising by reason of any act or omission to act (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense, if the Employer fails to provide such defense. The indemnification provisions of this Section shall not relieve the Plan Administrator, any member of the Plan committee or any Trustee from any liability such person may have under the Act for breach of a fiduciary duty.

        18.3 NO ENLARGEMENT OF PLAN RIGHTS: It is a condition of the Plan, and each Participant by participating herein expressly agrees, that he or she shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

        18.4 NO ENLARGEMENT OF EMPLOYMENT RIGHTS: Nothing appearing in or done pursuant to the Plan shall be construed (a) to give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, nor against the Employer, except as expressly provided herein or (b) to create or modify any contract of employment between the Employer and any Employee or to obligate the Employer to continue the services of any Employee.

        18.5 WRITTEN ORDERS: In taking or omitting to take any action under this Plan, the Trustee may conclusively rely upon and shall be protected in acting upon any written orders from or determinations by the Employer or the Administrator as appropriate, or upon any other notices, requests, consents, certificates or other instruments or papers believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action.

        18.6 NO RELEASE FROM LIABILITY: Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto, neither the Trustee or the Administrator nor any other person shall have any liability under the Plan, except as a result of negligence or wilful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any liability except that resulting from their negligence or wilful misconduct.

        18.7 DISCRETIONARY ACTIONS: Any discretionary action, including the granting of a loan pursuant to Section 6.14 hereof, to be taken by the Administrator under this Plan shall be non-discriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

        18.8 HEADINGS: Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

        18.9 APPLICABLE LAW: This Plan shall, to the extent state law is applicable, be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state in which (a) if the Trustee is a corporation, the Trustee has its principal place of business; (b) if the Trustee is an individual, the Trustee resides; or (c) if the Trustee is more than one individual, where a majority of the individuals serving as Trustee reside.

        18.10 NON-ALIENATION OF BENEFITS: No amount payable to or held under the Plan for the account of any Participant or Beneficiary of a Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No amount payable to or held under the Plan for the account of any Participant or Beneficiary may

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be in any manner liable for the Participant's or Beneficiary's debts, contracts, liabilities, engagements or torts, or be subject to any legal process, levy or attachment. The provisions of this Section shall not preclude distributions made by the Trustee in accordance with a Qualified Domestic Relations Order.

    18.11 NO REVERSION: Notwithstanding any other contrary provision of the Plan, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries. However, the Employer may request a return, and this Section shall not prohibit return, of an amount to the Employer under any of the following circumstances:

               (a) If the amount was all or part of an Employer Contribution which was made as a result of a mistake of fact and the amount contributed is returned to the Employer within one year after the date on which the mistaken payment of the contribution was made; or

               (b) If the amount was all or part of an Employer Contribution which was conditioned on deductibility under Section 404 of the Code and this condition is not satisfied, and the amount is returned to the Employer within one year after the date on which the deduction is disallowed; or

               (c) If the amount was all or part of an Employer Contribution which was conditioned on the initial qualification of the Plan under Section 401(a) of the Code, this condition is not satisfied, the Plan was submitted to the Internal Revenue Service for qualification by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe, and the amount is returned to the Employer within one year after the date on which initial qualification is denied.

               For purposes of this Section, all Employer Contributions are conditioned on initial qualification of the Plan under Section 401(a) of the Code and deductibility under Section 404 of the Code.

    18.12 NOTICES: The Employer will provide the notice to other interested parties contemplated under Section 7476 of the Code before requesting a determination by the Secretary of the Treasury or his or her delegate with respect to the qualification of the Plan.

    18.13 CONFLICT: In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control.





Dated:     March 28, 1995                       PLANTRONICS, INC.



                                                By: ____________________________






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
                                   SCHEDULE A

                                PLANTRONICS, INC.
                  ANNUAL PROFIT SHARING/INDIVIDUAL SAVINGS PLAN


                             PARTICIPATING EMPLOYERS




        As of January 1, 1995:


        1.     Plantronics, Inc.


        2.     Walker Equipment Corporation